                                                                   Exhibit 10.16


                             OFFICE LEASE SUMMARY
                             --------------------
                          475 Brannan Street, SF, CA

                                 Prepared by:
                                Daron P. Craft
                                 the CAC Group
                                (415) 291-1737

A.   Date:                           May 5, 1999

B.   Landlord:                       SKS Brannan Associates, LLC, a Delaware
                                     limited Liability company

     Landlord's address for
     notices: (Paragraph 22 (k))     c/o SKS Investments
                                     500 Treat Avenue
                                     San Francisco, CA 94110
                                     Attn: Paul Stein

C:   Tenant:                         Netcentives, Inc.

     Tenant's address for
     notices: (Paragraph 22(k))      690 Fifth Street
                                     San Francisco, CA 94107
                                     Attn: Legal Department

     Tenant contact person:          Jack Longinotti

D:   Floor(s) on which Premises
     are situated: (Paragraph 1(e))  2nd and 3rd

E:   Rentable area of Premises:      69,568 square feet
     (Paragraph 1(i))

F:   Tenant's Percentage Share:
     (Paragraph 1(i))

     Operating Expenses:             28.46

     Real Property Taxes:            28.46

G:   Term; Commencement &
     Expiration dates:
     (Paragraph 2)

H.   Basic Monthly Rental:           Years              Basic Monthly Rental
                                     -----              --------------------

     [Paragraph 3(a)]                Years 1 through 5           $220,298.67
                                     Years 6 and 7               $240,589.33

                                     In each instance, the Basic Monthly Rental shall be proportionately adjusted in the event the Premises as finally determined are greater or less than 69,568 rentable square feet, and further adjusted by adding or subtracting 1/12th of the difference between actual Base Year Operating Expenses as finally determined and $6.55, multiplied by the rentable area of the Premises as finally determined.

Basic Annual Rental:                 Years                  Basic Annual Rental
                                     -----                  -------------------
                                     Years 1 through 5        $2,643,584.00
                                     Years 6 and 7            $2,887,072.00

                                     In each instance, the Basic Annual Rental shall be proportionately adjusted in the event the Premises as finally determined are greater or less than 69,568 rentable square feet, and further adjusted by adding or subtracting the difference between actual Base Year Operating Expenses as finally determined and $6.55, multiplied by the rentable area of the Premises as finally determined.

I.   Security Deposit:               $2,367,250.00
     [Paragraph 3(d)]

J.   Broker(s):                      CAC Group
     [Paragraph 23(q)]

K.   Exhibits and addenda:           Exhibit A -  Floor Plan
     [Paragraph 23(u)]               Exhibit B -  Building Rules and
                                                  Regulations
                                     Exhibit C -  Work Letter and Construction
                                                  Agreement for the Initial
                                                  Improvement of the Premises
                                     Exhibit D -  Commencement Date Memorandum

The provisions of the Lease identified above in brackets are those provisions where references to particular Lease Terms appear. Each such reference shall incorporate the applicable Lease Terms. In the event of any conflict between the Summary of Lease Terms and the Lease, the latter shall control.

                              LANDLORD:
                              --------

                              SKS BRANNAN ASSOCIATES, LLC, a Delaware limited liability company, Member

                              By  SKS Investments LLC, a Delaware limited
                                  liability corn

                                  By: /s/ Paul Stein
                                     ____________________________________
                                     Paul Stein
                                     ______________, Member

                              TENANT:
                              ------

                              NETCENTIVES INC., a California corporation

                              By: /s/ JF Longinotti
                                  _______________________________________

                                  Name:  John F. Longinotti
                                        _________________________________

                                  Title: SVP/CFO
                                        _________________________________


                              By: _______________________________________

                                  Name: _________________________________

                                  Title:_________________________________

                               TABLE OF CONTENTS

                                                                                                    Page
                                                                                                    ----
1. DEFINITIONS..................................................................................       7

2. TERM.........................................................................................      11

3. RENTAL; SECURITY DEPOSIT.....................................................................      11

4. TENANT'S SHARE OF OPERATING EXPENSES AND REAL PROPERTY TAXES; ADDITIONAL RENT................      14

5. OTHER TAXES PAYABLE BY TENANT................................................................      16

6.  USE.........................................................................................      16

7. COMPLIANCE WITH LAWS/ENVIRONMENTAL MATTERS...................................................      17

8. ALTERATIONS; LIENS...........................................................................      19

9. MAINTENANCE AND REPAIR.......................................................................      20

10. SERVICES....................................................................................      20

11. ACCESS CONTROL..............................................................................      22

12. ASSIGNMENT AND SUBLETTING...................................................................      23

       (a) Restriction on Transfers.............................................................      23
       (b) Landlord's Right of First Offer; Termination Right...................................      24
       (c) Landlord's approval Process..........................................................      25
       (d) Consideration for Transfer...........................................................      26
       (e) Merger or Consolidation of Tenant, Major Changes.....................................      26
       (f) Transfer of Partnership Interest or Corporate Stock..................................      27
       (g) Certain Exempt Transfers.............................................................      27
       (h) Documentation........................................................................      27
       (i) Options Personal to Original Tenant..................................................      27
       (j) Encumbrance of Lease.................................................................      28
       (k) No Merger............................................................................      28
       (l) Landlord's Costs.....................................................................      28

13. WAIVER; INDEMNIFICATION.....................................................................      28

14. INSURANCE...................................................................................      29

15. PROTECTION OF LENDERS.......................................................................      30

16. ENTRY BY LANDLORD.............................................................................    31

17. ABANDONMENT...................................................................................    31

18. DEFAULT AND REMEDIES..........................................................................    32

19. DAMAGE BY FIRE OR OTHER CASUALTY..............................................................    34

20. EMINENT DOMAIN................................................................................    35

21. HOLDING OVER..................................................................................    36

22. OMITTED.......................................................................................    37

23. MISCELLANEOUS.................................................................................    37
       (a) Limitation of Landlord's Liability.....................................................    37
       (b) Sale by Landlord.......................................................................    37
       (c) Estoppel Letter........................................................................    37
       (d) Financial Statements...................................................................    38
       (e) Right of Landlord To Perform...........................................................    38
       (f) Rules and Regulations..................................................................    39
       (g) Attorneys' Fees........................................................................    39
       (h) Waiver of Jury Trial...................................................................    39
       (i) Waiver.................................................................................    39
       (j) Light, Air and View....................................................................    39
       (k) Notices................................................................................    40
       (l) Name...................................................................................    40
       (m) Governing Law; Severability............................................................    40
       (n) Definitions and Paragraph Headings; Successors.........................................    40
       (o) Time...................................................................................    40
       (p) Examination of Lease...................................................................    40
       (q) Brokerage..............................................................................    41
       (r) Directory Board........................................................................    41
       (s) Authority..............................................................................    41
       (t) Amendments.............................................................................    41
       (u) Signage................................................................................    41
       (v) Exhibits and Addenda, Entire Agreement.................................................    41

24. OPTION TO EXTEND..............................................................................    42

25. RIGHT OF FIRST OFFER..........................................................................    43

26. PARKING.......................................................................................    45

27. QUIET ENJOYMENT...............................................................................    46

EXHIBIT A  FLOOR PLAN

EXHIBIT B  BUILDING RULES AND REGULATIONS

EXHIBIT C  WORK LETTER AND CONSTRUCTION AGREEMENT FOR THE INITIAL IMPROVEMENT
           OF THE PREMISES

EXHIBIT D  COMMENCEMENT DATE MEMORANDUM

                              475 BRANNAN STREET

                                 OFFICE LEASE
                                 ------------

     THIS LEASE is dated for reference purposes only as of May 5, 1999, between SKS BRANNAN ASSOCIATES, LLC ("Landlord"), and Netcentives Inc. ("Tenant").

                                  WITNESSETH:

     Landlord hereby leases to Tenant and Tenant hereby leases from Landlord the Premises described in Paragraph 1(f) below, for the term and subject to the terms, covenants, agreements and conditions hereinafter set forth.

     1.  DEFINITIONS.

         In addition to terms that are defined elsewhere in this Lease, unless the context otherwise specifies or requires, the following terms shall have the meanings herein specified:

         (a) The term "Building" shall mean the office building located at 475 Brannan Street in San Francisco, California.

         (b) The term "Base Building Improvements" shall mean those improvements installed in the Premises at Landlord's expense pursuant to the Work Letter and Construction Agreement for the Initial Improvement of the Premises (the "Work Letter") attached hereto as Exhibit C.
                                                ---------

         (c) The term "Base Year" shall mean calendar year 2000.

         (d) The term "Land" means the parcel(s) of land on which the Building and the adjacent below grade parking lot ("Parking Lot") are located.

             (e) The term "Operating Expenses" shall mean the total costs and expenses incurred by Landlord in connection with the management, operation, maintenance, repair and ownership of the Real Property (as defined in Paragraph 1(g) hereof), including, without limitation, the following costs: (1) salaries, wages, bonuses and other compensation (including hospitalization, medical, surgical, retirement plan, pension plan, union dues, life insurance, including group life insurance, welfare and other fringe benefits, and vacation, holidays and other paid absence benefits) relating to employees of Landlord or its agents engaged in the management, operation, repair, or maintenance of the Real Property and costs of training such employees; (2) payroll, social security, workers' compensation, unemployment and similar taxes with respect to such employees of Landlord or its agents, and the cost of providing disability or other benefits imposed by law or otherwise, with respect to such employees; (3) uniforms (including the cleaning, replacement and pressing thereof) provided to such employees; (4) premiums and other charges incurred by Landlord with respect to fire, other casualty, boiler and machinery theft, rent interruption liability insurance, any other insurance as is deemed necessary or advisable in the reasonable judgment of Landlord, or any insurance required by the holder of any Superior Interest (as defined in Paragraph 15), all in such amounts as Landlord determines to be appropriate, and the actual costs incurred in repairing an insured casualty to the extent of the deductible amount under the applicable insurance policy, provided such deductible amount shall be commercially reasonable; (5) water charges and sewer rents or fees; (6) license, permit and inspection fees and charges; (7) sales, use and excise taxes on goods and services purchased by Landlord in connection with the operation, maintenance or repair of the Real Property and building systems and equipment; (8) telephone, telegraph, postage, stationery supplies and other expenses incurred in connection with the operation, maintenance, or repair of the Real Property; (9) management fees and expenses (including fees and expenses for accounting, financial management, data processing and information services) (not to exceed ten percent (10%) of all Operating Expenses) and costs of tenant service programs; (10) repairs to and physical maintenance of the Real Property, including building systems and appurtenances thereto and normal repair and replacement of worn-out equipment, facilities and installations, but excluding the replacement of major building systems (except to the extent otherwise included as an Operating Expense pursuant to this Paragraph 1(d); (11) janitorial, window cleaning, guard, extermination, water treatment, rubbish removal, plumbing and other services and inspection or service contracts for elevator, electrical, mechanical, sanitary, heating, ventilation and air conditioning, and other building equipment and systems or as may otherwise be necessary or proper for the operation or maintenance of the Real Property; (12) supplies, tools, materials and equipment used in connection with the operation, maintenance or repair of the Real Property; (13) accounting, legal and other professional, consulting or service fees and expenses; (14) painting the exterior or the public or common areas of the Building and the cost of maintaining the sidewalks, landscaping and other common areas of the Real Property; (15) all costs and expenses for electricity, chilled water, air conditioning, water for heating, gas, fuel, steam, heat, lights, sewer service, communications service, power and other energy related utilities required in connection with the operation, maintenance and repair of the Real Property; (16) the cost of any capital improvements made by Landlord to the Real Property or capital assets acquired by Landlord during the term of this Lease required under any governmental law, regulation or insurance requirement with which the Real Property was not required to comply prior to the Commencement Date (as defined in Paragraph 2(a)), such cost or allocable portion to be amortized over the useful life thereof, together with interest on the unamortized balance at a rate per annum equal to the Reference Rate (as defined in Paragraph 3(c)) charged at the time such capital improvements or capital assets are constructed or acquired or such higher rate as may have been paid by Landlord on funds borrowed for the purpose of constructing or acquiring such capital improvements or capital assets, but in either case not more than the maximum rate permitted by law at the time such capital improvements or capital assets are constructed or acquired; (17) the cost of any capital improvements made by Landlord to the Building or capital assets acquired by Landlord during the term of this Lease for the protection of the health and safety of the occupants of the Real Property or that are designed to reduce other Operating Expenses, such cost or allocable portion thereof to be amortized over the useful life thereof (except that Landlord may include as an Operating Expense in any calendar year a portion of the cost of such a capital improvement or capital asset equal to Landlord's estimate of the amount of the reduction of other Operating Expenses in such year resulting from such capital improvement or capital asset), together with interest on the unamortized balance at a rate per annum equal to the Reference Rate charged at the time such capital improvements or capital assets are constructed or acquired or such higher rate as may have been paid by Landlord on funds borrowed for the purpose of constructing or acquiring such capital improvements or capital assets, but in either case not more than the maximum rate permitted by law at the time such capital improvements or capital assets are constructed or acquired; (18) the cost of furniture, window coverings, carpeting, decorations, landscaping and other customary and ordinary items of personal property provided by Landlord for use in common areas of the Real Property or in the Building office (to the extent that such Building office is dedicated to the operation and management of the Real Property), such costs to be amortized over the useful life thereof; (19) the cost of any capital improvements made by Landlord to the Real Property or capital assets acquired by Landlord during the term of this Lease to the extent that the cost of any such improvement or asset is less than five thousand dollars ($5,000); (20) the cost of any capital improvements made by Landlord to the Real Property or capital assets acquired by Landlord during the term of this Lease which have a useful life of five (5) years or less (and the cost of which is not otherwise included in Operating Costs pursuant to this Paragraph 1(d)), such cost to be amortized over the useful life thereof, together with interest on the unamortized balance at a rate per annum equal to the Reference Rate charged at the time such capital improvements or capital assets are constructed or acquired or such higher rate as may have been paid by Landlord on funds borrowed for the purpose of constructing or acquiring such capital improvements or capital assets, but in either case not more than the maximum rate permitted by law at the time such capital improvements or capital assets are constructed or acquired; (21) any such expenses and costs resulting from substitution of work, labor, material or services in lieu of any of the above itemizations, or for any such additional work, labor, services or material resulting from compliance with any governmental laws, rules, regulations or orders applicable to the Real Property or any part thereof; (22) property management office rent or rental value; and
(23) cost of operation, repair and maintenance of the parking lot serving the Building, including resurfacing, restripping and cleaning, in excess of parking lot revenues.

          To the extent costs and expenses described above relate to both the Real Property and other property, such costs and expenses shall, in determining the amount of Operating Expenses, be allocated as Landlord may determine to be appropriate.

          Operating Expenses shall not include the following: (i) depreciation on the Building; (ii) debt service; (iii) rental under any ground or underlying lease; (iv) interest (except as expressly provided in this Paragraph 1(d)); (v) Real Property Taxes; (vi) attorneys' fees and expenses incurred in connection with lease negotiations with prospective Building tenants; (vii) the cost of any improvements or equipment which would be properly classified as capital expenditures (except for any capital expenditures expressly included in Operating Expenses pursuant to this Paragraph 1(d)); (viii) the cost of decorating, improving for tenant occupancy, painting or redecorating portions of the Building to be demised to tenants; (ix) advertising expenses relating to vacant space; (x) real estate brokers' or other leasing commissions; or (xii) costs of utilities for tenants' premises; (xiii) costs for which Tenant is otherwise responsible under other provisions of this Lease; (xiv) expenses for which Landlord is otherwise reimbursed; and (xv) except as may be expressly authorized in this Lease, the cost of remediation due to the presence of hazardous substances (i) in or on the Real Property prior to the Commencement Date or (ii) migrating onto the Real Property on or after the Commencement Date.

          (f) The term "Premises" shall mean the space in the Building designated by cross-hatching on the floor plan(s) attached hereto as Exhibit A
                                                                     ---------
(exclusive of the areas, if any, shown by shading) and situated on the floor(s) of the Building specified in Paragraph D of the Summary of Lease Terms, together with the appurtenant right to the use, in common with others, of lobbies, entrances, stairs, elevators and other public portions of the Building.
Landlord and Tenant agree that the Premises contain the number of square feet of rentable area specified in Paragraph E of the Summary of Lease Terms. All the outside walls and windows of the Premises and any space in the Premises used for shafts, stacks, pipes, conduits, ducts, electric or other utilities, sinks or other Building facilities, and the use thereof and access thereto through the Premises for the purposes of operation, maintenance and repairs, are reserved to Landlord.

          (g) The term "Real Property" shall mean, collectively, the Land, the Building, the Parking Lot, and the other improvements on the Land.

          (h) The term "Real Property Taxes" shall mean all taxes, assessments (whether general or special), excises, transit charges, housing fund assessments or other housing charges, levies or fees, ordinary or extraordinary, unforeseen as well as foreseen, of any kind, which are assessed, levied, charged, confirmed or imposed on the Real Property or any part thereof, on the Landlord with respect to the Real Property, on the act of entering into this Lease or any other lease of space in the Real Property, on the use or occupancy of the Real Property or any part thereof, with respect to services or utilities consumed in the use, occupancy or operation of the Real Property, or on or measured by the rent payable under this Lease or in connection with the business of renting space in the Real Property, including, without limitation, any gross income tax or excise tax levied with respect to the receipt of such rent, by the United States of America, the State of California, the City and County of San Francisco, any political subdivision, public corporation, district or other political or public entity or public authority, and shall also include any other tax, fee or other excise, however described, which may be levied or assessed in lieu of, as a substitute (in whole or in part) for, or as an addition to, any other Real Property Taxes. Real Property Taxes shall include reasonable attorneys' fees, costs and disbursements incurred in connection with proceedings to contest, determine or reduce Real Property Taxes.

          Real Property Taxes shall not include penalties, interest or late charges incurred by Landlord's failure to timely pay Real Property Taxes, nor income, franchise, transfer, inheritance or capital stock taxes, unless, due to a change in the method of taxation, any of such taxes is levied or assessed against Landlord in lieu of, as a substitute (in whole or in part) for, or as an addition to, any other charge which would otherwise constitute a part of Real Property Taxes. Landlord and Tenant acknowledge and agree that certain other buildings exist or encroach upon the Land, that Tenant shall have no liability as to any item of Real Property Taxes attributable or allocable to, or assessed against, buildings other than the Building and that Landlord's good faith determination of the proper allocation of any item of Real Property Taxes allocable to buildings other than the Building shall be binding on Landlord and Tenant.

          (i) The term "Rental" shall include the Basic Monthly Rental set forth in Paragraph J of the Summary of Lease Terms, all additional rent, and any other charges payable by Tenant to Landlord hereunder.

          (j) The term "Tenant's Percentage Share" shall mean the percentage figures specified in Paragraph F of the Summary of Lease Terms with respect to Operating Expenses and with respect to Real Property Taxes, as applicable (subject to Landlord's right, from time to time, to adjust such percentages to reflect accurate measurements of the Premises or other portions of the Building).

     2.   TERM.

          (a) The term of this Lease (the "Term") shall commence (the "Commencement Date") on the first to occur of (i) the date the Tenant Improvements are substantially complete, or (ii) one hundred twenty (120) days after the date the Base Building Improvements are substantially complete. In no event, however, shall the Commencement Date be earlier than January 15, 2000. The Tenant Improvements shall be deemed "substantially complete" when all Tenant Improvements have been constructed, except for minor details of construction, decoration or mechanical adjustment that, individually or in the aggregate, do not materially interfere with Tenant's use and enjoyment of the Premises. The Base Building Improvements shall be deemed "substantially complete" when all Base Building Improvements have been constructed, except for minor details of construction or mechanical adjustment that, individually or in the aggregate, do not materially interfere with the Contractor's ability to construct the Tenant Improvements. Landlord anticipates that the Base Building Improvements will be substantially complete on December 1, 1999. The Term shall expire (the "Expiration Date") seven (7) years after the Commencement Date unless sooner terminated as herein provided or unless extended pursuant to the provisions of Paragraph 24 hereof. Landlord and Tenant hereby agree to confirm the actual Commencement and Expiration Dates prior to the commencement of the Lease Term, if those dates differ from the dates specified in Paragraph G of the Summary of Lease Terms, by executing and delivering to each other counterparts of a Commencement Date Memorandum in the form of Exhibit D attached hereto, but the
                                            ---------
Term of this Lease shall commence on the Commencement Date and end on the Expiration Date whether or not such amendment is executed.

          (b) Notwithstanding anything in the foregoing to the contrary, should Landlord fail to complete the Base Building Improvements and deliver the Premises to Tenant (subject to the provisions of Paragraph 29 hereof) by May 1, 2000, Tenant may elect to terminate this Lease by giving written notice thereof to Landlord no later than ten (10) business days thereafter; provided such notice shall be of no force or effect if Landlord completes the Base Building Improvements and delivers the Premises to Tenant on or before the expiration of such ten (10) business days.

     3.   RENTAL; SECURITY DEPOSIT.

          (a) Tenant agrees to pay to Landlord as Basic Monthly Rental for the Premises the sums specified in Paragraph H of the Summary of Lease Terms, provided that Basic Monthly Rental for the initial forty-five (45) days of the Term shall be abated. Such abatement shall not affect Tenant's obligation for payment of utilities and janitorial charges pursuant to Paragraph 10 hereof.

          (b) Basic Monthly Rental shall be paid to Landlord, in advance, on or before the first day of each and every successive calendar month during the Term hereof, provided, that Basic Monthly Rental for the third month of the Term shall be due on the date Tenant first occupies the Premises. In the event the Term commences on a day other than the first day of a calendar month, or ends on a day other than the last day of a calendar month, then the Basic Monthly Rental for the first and/or last fractional months of the Term shall be appropriately prorated. All such prorations shall be made on the basis of a 360-day Year consisting of twelve 30-day months.

          (c) Rental shall be paid to Landlord without notice, demand, deduction or offset in lawful money of the United States in immediately available funds or by good check as described below at the office of Landlord at Landlord's address for notices specified in the Summary of Lease Terms, or to such other person or at such other place as Landlord from time to time may designate in writing. Payments made by check must be drawn either on a California financial institution or on a financial institution that is a member of the federal reserve system. All amounts of Rental, if not paid when due, shall bear interest from the due date until paid at an annual rate of interest (the "Interest Rate") equal to the lesser of (i) the maximum annual interest rate allowed by law on such due date for business loans (not primarily for personal, family or household purposes) not exempt from the usury law, or (ii) a rate equal to the sum of two (2) percentage points over the publicly announced reference rate (the "Reference Rate") charged on such due date by the San Francisco Main Office of Bank of America NT & SA (or any successor bank thereto) (or if there is no such publicly announced rate, the rate quoted by such bank in pricing ninety (90) day commercial loans to substantial commercial borrowers). In addition, Tenant acknowledges that late payment by Tenant to Landlord of Rental will cause Landlord to incur costs not contemplated by this Lease, the exact amount of such costs being extremely difficult to fix. Such costs include, without limitation, processing and accounting charges, and late charges that may be imposed on Landlord by the terms of any encumbrance and/or note secured by an encumbrance covering the Premises. Therefore, if any installment of Rental due from Tenant is not received within ten (10) days of written notice that such installment is due, Tenant shall pay to Landlord an additional sum of ten percent (10%) of the overdue Rental as a late charge; provided that, if Rental is not paid when due more than once during any calendar year during the Term, and if Landlord shall have notified Tenant in writing that Tenant shall thereafter be entitled to no further grace periods, then thereafter Tenant shall not be entitled to such ten (10) day grace period, and such late charge shall be assessed on any Rental not paid by 5:00 p.m. on the date due. The parties agree that this late charge represents a fair and reasonable estimate of the costs that Landlord will incur by reason of late payment of Rental by Tenant. Acceptance of any late charge shall not constitute a waiver of Tenant's default with respect to the overdue amount, or prevent Landlord from exercising any of the other rights and remedies available to Landlord.


          (d) (i) Upon execution of this Lease, Tenant shall deliver to Landlord a clean, irrevocable, unconditional letter of credit ("Letter of Credit") in the amount of Five Hundred Thousand Dollars ($500,000.00). Within sixty (60) days thereafter, Tenant shall deliver to Landlord a clean, irrevocable, unconditional replacement Letter of Credit in an amount equal to the Security Deposit specified in Paragraph I of the Summary of Lease Terms and Landlord shall forthwith return to Tenant the initial Letter of Credit. The Letter of Credit shall be issued by and drawable upon any commercial bank, trust company, national banking association or savings and loan association (hereinafter referred to as the "Issuing Bank"), with offices for banking purposes in the City of San Francisco, which shall have outstanding unsecured, uninsured and unguaranteed indebtedness, or shall have issued a letter of credit or other credit facility that constitutes the primary security for any outstanding indebtedness (which is otherwise uninsured and unguaranteed), that is then rated, without regard to qualification of such rating by symbols such as "+" or "-" or numerical notation, "Aa" or better by Moody's Investors Service and "AA" or better by Standard & Poor's Corporation, and has combined capital, surplus and undivided profits of not less than Five Hundred Million Dollars ($500,000,000.00). It is agreed that regardless of the foregoing requirements, Silicon Valley Bank is an acceptable Issuing Bank. Letter of Credit shall name Landlord as beneficiary, be in the amount of the Deposit, have a term of not less than one (1) year, permit multiple drawings, be fully transferable by Landlord without the payment of any fees or charges, and otherwise be in form and content reasonably satisfactory to Landlord. If upon any transfer, any fees or charges shall be so imposed, then such fees or charges shall be payable solely by Tenant and the Letter of Credit shall so specify. Tenant shall not less than forty-five (45) days prior to its expire date replace the Letter of Credit with a new Letter of Credit with a term of not less than one (1) year and otherwise complying with the requirements of this Paragraph 3(d). In lieu thereof, the Letter of Credit shall provide that it shall be deemed automatically renewed, without amendment, for consecutive periods of one (1) year thereafter during the Term of this Lease, unless the Issuing Bank sends notice (the "Non-Renewal Notice") to Landlord by certified mail, return receipt requested, not less than forty-five (45) days next preceding the then expiration date of the Letter of Credit that it elects not to have such Letter of Credit renewed. If Landlord has received a Non-Renewal Notice, or not later than fifteen (15) days prior to the expire date of the Letter of Credit Tenant fails to furnish to Landlord a replacement letter of credit in accordance with the terms of this Paragraph 3(d), then Landlord shall have the right to draw the full amount of the Letter of Credit, by sight draft on the Issuing Bank, and shall hold the proceeds of the Letter of Credit pursuant to the terms of this Paragraph 3(d) as a cash security deposit; provided, however, should Tenant thereafter furnish to Landlord a Letter of Credit meeting the requirements of this Paragraph 3(d), such cash proceeds, less all expenses incurred by Landlord, shall be returned to Tenant. The Letter of Credit or any cash security deposit held by Landlord from time to time (the "Deposit") shall be held by Landlord as security for the faithful performance by Tenant of all of the provisions of this Lease to be performed or observed by Tenant. If Tenant fails to pay any Rental, or otherwise defaults with respect to any provision of this Lease, Landlord may (but shall not be obligated to) use, apply or retain all or any portion of the Letter of Credit and/or Deposit, as the case may be, for the payment of any Rental in default or for the payment of any other sum to which Landlord may become obligated by reason of Tenant's default, or to compensate Landlord for any loss or damage which Landlord may suffer thereby. If Landlord so uses or applies all or any portion of the Letter of Credit and/or Deposit, Tenant shall within ten (10) days after demand therefor deposit cash with Landlord in an amount sufficient to restore the Letter of Credit and/or Deposit to the full amount (as adjusted below) thereof, and Tenant's failure to do so shall, at Landlord's option, be an Event of Default (as defined in Paragraph 18(a)) under this Lease.

          (ii) Provided Tenant is not then in default under this Lease, the amount of the Letter of Credit may be reduced annually on the second, third, fourth and fifth anniversary of the Commencement Date by $394,541 (so that the amount of the Letter of Credit is $1,972,709 during the third year of the Term, $1,578,168 during the fourth year of the Term, $1,183,627 during the fifth year of the Term and $789,086 during the sixth and seventh year of the Term). Further, Tenant shall be entitled to reduce the amount of the Letter of Credit to $789,086 at any time following the second (2nd) anniversary of the Commencement Date upon delivery to Landlord of Tenant's Financial Statements (in the form required by Paragraph 23(d) below) showing Tenant's net worth (defined as total assets minus total liabilities), as of the end of Tenant's prior fiscal quarter, equal to at least fifty million dollars ($50,000,000). Thereafter, so long as Tenant has furnished Landlord with a reduced Letter of Credit pursuant to the preceding sentence, Tenant shall furnish Landlord with Tenant's Financial Statements within sixty
(60) days following each successive fiscal quarter during the Term, showing Tenant's net worth as of the end of such fiscal quarter. In the event that any such quarterly Financial Statements show Tenant's net worth equal to less than fifty million dollars ($50,000,000), Tenant shall furnish Landlord, concurrently with its delivery to Landlord of such quarterly Financial Statements, with a replacement Letter of Credit in the amount required pursuant to the first (1st) sentence of this subparagraph 3(d)(ii) (i.e., $2,367,250 less annual reductions of $394,541, as applicable). Tenant's failure to deliver any quarterly Financial Statements to Landlord as required in this subparagraph shall constitute an Event of Default under this Lease, and, without limiting Landlord's other rights and remedies, shall entitle Landlord to draw the full amount of the Letter of Credit and hold the proceeds thereof as a Deposit pursuant to the terms of subparagraph 3(d)(i) above.

               (iii) If Tenant exercises its option to extend the Term pursuant to Paragraph 24, the Letter of Credit shall be further reduced to $300,000 throughout such option period. Landlord's return of the Letter of Credit or any part thereof shall not be construed as an admission that Tenant has performed all of its obligations under this Lease. No trust relationship is created herein between Landlord and Tenant with respect to the Letter of Credit.

     4. TENANT'S SHARE OF OPERATING EXPENSES AND REAL PROPERTY TAXES; ADDITIONAL RENT.

          (a) In addition to the Basic Monthly Rental payable during the term of this Lease, Tenant shall pay to Landlord, as additional rent, the applicable Tenant's Percentage Share specified in the Summary of Lease Terms of (i) increases over the Base Year in Operating Expenses paid or incurred by Landlord in any calendar year during the term of this Lease, and (ii) increases over the Base Year in Real Property Taxes paid or incurred by Landlord in any tax year (July 1 through June 30) during the term of this Lease. If it shall not be lawful for Tenant to reimburse Landlord for any increase in Real Property Taxes as defined herein, the Basic Monthly Rental payable to Landlord prior to the imposition of such increases in Real Property Taxes shall be increased to net Landlord the same net Basic Monthly Rental after imposition of such increases in Real Property Taxes as would have been received by Landlord prior to the imposition of such increases in Real Property Taxes.

          (b) During December of each calendar year or as soon thereafter as practicable, Landlord shall give Tenant notice of its estimate of the amounts payable pursuant to Paragraph 4(a) above for the succeeding calendar year. On or before the first day of each month during the succeeding calendar year, Tenant shall pay to Landlord, as additional rent, one twelfth (1/12) of such estimated amounts. If Landlord fails to deliver such notice to Tenant in December, Tenant shall continue to pay the applicable Tenant's Percentage Share specified in the Summary of Lease Terms of Operating Expenses and Real Property Taxes on the basis of the prior year's estimate until the first day of the next calendar month after such notice is given, provided that on such date Tenant shall pay to Landlord the amount of such estimated adjustment payable to Landlord for prior months during the year in question, less any portion thereof previously paid by Tenant. If at any time it reasonably appears to Landlord that the amounts payable under this Paragraph 4(b) for the current calendar year will vary from Landlord's estimate, Landlord may, by giving written notice to Tenant, revise Landlord's estimate for such year, and subsequent payments by Tenant for such year shall be based on such revised estimate.

          (c) Within ninety (90) days after the close of each calendar year or as soon after such ninety (90) day period as practicable, Landlord shall deliver to Tenant a statement of the amounts payable under Paragraph 4(a) above for such calendar year and such statement shall be final and binding upon Landlord and Tenant. If on the basis of such statement Tenant owes an amount that is more than the estimated payments for such calendar year previously made by Tenant, Tenant shall pay the deficiency to Landlord within fifteen (15) days after delivery of the statement. If on the basis of such statement Tenant has paid to Landlord an amount in excess of the amounts payable under Paragraph 4(a) above for the preceding calendar year, then Landlord, at its option, shall either promptly refund such excess to Tenant or credit the amount thereof to the Basic Monthly Rental next becoming due from Tenant until such credit has been exhausted.

          (d) If this Lease terminates on a day other than the last day of a calendar year, the amounts payable by Tenant under Paragraph 4(a) above with respect to the calendar year in which such termination occurs shall be prorated on the basis which the number of days from the commencement of such calendar year, to and including such termination date, bears to 360. The termination of this Lease shall not affect the obligations of Landlord and Tenant pursuant to Paragraph 4(c) above to be performed after such termination.

          (e) It is the intention of Landlord and Tenant that the Basic Monthly Rental paid to Landlord throughout the term of this Lease shall be absolutely net of Real Property Taxes and Operating Expenses, above the amounts incurred during the Base Year, and the foregoing provisions of this Paragraph 4 are intended to so provide.

          (f) Tenant shall have the right to examine, to copy and to have an audit conducted of all books and records of Landlord as shall pertain to Operating Expenses and Real Property Taxes. Such audit shall be conducted by an auditing firm retained by Tenant. All expenses of such audit shall be borne by Tenant unless such audit discloses an overstatement of Operating Expenses or Real Property Taxes of five percent (5%) or more, in which case all expenses of such audit shall be borne by Landlord, and Tenant's Operating Expense Payment or Real Property Tax Payment shall be adjusted accordingly. In the event Landlord disputes the findings of said audit, then Landlord and Tenant agree to submit any disputed items to a firm of real estate audit professionals mutually acceptable to Landlord and Tenant ("Audit Professionals"). The determination of the Audit Professionals shall be final and binding upon both Landlord and Tenant and the Audit Professionals' expenses shall be borne by the party against whom the decision is rendered. If it is determined that Tenant has made an underpayment, Tenant shall promptly reimburse Landlord for the amount of such underpayment. If it is determined that Tenant has made an overpayment, Tenant shall promptly receive, at Tenant's option, either (i) a credit against the Rent next due and payable; or (ii) a lump sum payment from Landlord in such amount. Landlord shall maintain all books and records for a period of not less than three (3) years following the applicable Calendar Year.

          (g) The Base Year Operating Expenses arc currently estimated to be $6.55 per square foot of rentable area. Once Operating Expenses for the Base Year have been finally determined, if such amount is greater than $6.55, the Basic Monthly Rental shall be increased by an amount equal to one-twelfth (1/12) of the difference between actual Base Year Operating Expenses and $6.55, multiplied by the rentable area of the Premises; if such amount is less than S6.55, the Basic Monthly Rental shall be decreased by an amount equal to one-twelfth (1/12) of the difference between actual Base Year Operating Expenses and $6.55, multiplied by the rentable area of the Premises.

     5.   OTHER TAXES PAYABLE BY TENANT

     Tenant shall reimburse Landlord upon demand for any and all taxes, but not including Real Property Taxes, payable by Landlord (other than net income taxes, franchise, estate, succession, inheritance or transfer taxes) whether or not now customary or within the contemplation of the parties hereto:

          (a) imposed upon, measured by or reasonably attributable to the cost or value of Tenant's equipment, furniture, fixtures and other personal property located in the Premises or by the cost or value of any leasehold improvements made in or to the Premises by or for Tenant, other than Base Building Improvements made by Landlord, regardless of whether title to such improvements shall be in Tenant or Landlord;

          (b) imposed upon or measured by the Basic Monthly Rental payable hereunder, including, without limitation, any gross income tax or excise tax levied by the City and County of San Francisco, the State of California, the federal government or any other governmental body with respect to the receipt of such rental;

          (c) imposed upon or with respect to the possession, leasing, operation, management, maintenance, alteration, repair, use or occupancy by Tenant of the Premises or any portion thereof; or

          (d) imposed upon this transaction or any document to which Tenant is a party creating or transferring an interest or an estate in the Premises.

          In the event that it shall not be lawful for Tenant to so reimburse Landlord, the Basic Monthly Rental payable to Landlord under this Lease shall be revised to net Landlord the same income after imposition of any such tax upon Landlord as would have been received by Landlord hereunder prior to the imposition of any such tax.

     6.   USE.

          Tenant agrees to use the Premises for general office purposes and agrees not to use nor permit the use of the Premises or any part thereof for any other purpose. Tenant agrees not to do or permit to be done in or about the Premises or the Building, nor to bring or keep or permit to be brought or kept in or about the Premises or the Building, anything which is prohibited by or will in any way conflict with any law, statute or governmental regulation now or hereafter in effect, or which would subject Landlord or Landlord's agents to any liability, or which is prohibited by the standard form of fire insurance policy, or which will in any way increase the existing rate of (or otherwise affect) fire or any other insurance on the Building or any of its contents. If any act or omission of Tenant results in any such increase in premium rates, Tenant shall pay to Landlord, as additional rent, upon demand the amount of such increase. Tenant agrees not to do or permit to be done anything in, on or about the Premises or the Building which will in any way obstruct or interfere with the rights of other tenants or occupants of the Building, or injure or annoy them, or use or allow the Premises to be used for any improper, immoral, unlawful or objectionable purpose. Tenant agrees not to cause, maintain or permit any nuisance in, on or about the Premises or the Building, nor to use or permit to be used any loudspeaker or other device, system or apparatus which can be heard outside the Premises without the prior written consent of Landlord nor to permit any objectionable odors, bright lights or electrical or radio interference which may annoy or interfere with the rights of other tenants of the Building or the public. Tenant agrees not to commit or suffer to be committed any waste in or upon the Premises. The provisions of this Paragraph 6 are for the benefit of Landlord only and shall not be construed to be for the benefit of any tenant or occupant of the Building.

     7.   COMPLIANCE WITH LAWS/ENVIRONMENTAL MATTERS.

          (a) Tenant agrees at its sole cost and expense to promptly comply with all laws, statutes, ordinances and governmental rules, regulations or requirements now or hereafter constituted; with any direction or occupancy certificate issued pursuant to law by any public officer; and with the provisions of all recorded documents affecting the Premises, insofar as any thereof relates to or affects the condition, use or occupancy of the Premises, excluding structural changes not related to or affected by Tenant's improvements, acts or particular use of the Premises. The judgment of any court of competent jurisdiction or the admission of Tenant in any action against Tenant (whether Landlord be a party thereto or not) that Tenant has violated any such law, statute, ordinance or governmental rule, regulation, requirement, direction or provision, shall be conclusive of that fact as between Landlord and Tenant. If Tenant's use or operation of the Premises or any of Tenant's equipment therein requires a governmental permit, license or other authorization or any notice to any governmental agency, Tenant shall promptly provide a copy thereof to Landlord.

          (b) Other than ordinary office and cleaning supplies used in accordance with applicable law, Tenant shall not bring or keep, or permit to be brought or kept, in the Premises or in or on the Real Property any "hazardous substance" (as hereinafter defined). Tenant shall not manufacture, generate, treat, handle, store or dispose of any hazardous substance in the Premises or in or on the Real Property, or use the Premises for any such purpose, or emit, release or discharge any hazardous substance into any air, soil, surface water or groundwater comprising the Premises or the Real Property, or permit any person using or occupying the Premises to do any of the foregoing. Tenant shall comply, and shall cause all persons using or occupying the

Premises to comply, with all "environmental laws" (as hereinafter defined) applicable to the Premises, the use or occupancy of the Premises or any operation or activity therein. As used in this Lease, "hazardous substance" shall mean any substance or material that is described as a toxic, hazardous, corrosive, ignitable, flammable or reactive substance, waste or material or a pollutant or contaminant, or words of similar import, in any of the environmental laws, and includes asbestos, petroleum products, polychlorinated biphenyls, radon gas, radioactive matter, and chemicals which may cause cancer or reproductive toxicity. As used in this Lease, "environmental laws" shall mean all federal, state and local laws, ordinances, rules and regulations now or hereafter in force, as amended from time to time, in any way relating to or regulating human health or safety, or industrial hygiene or environmental conditions, or protection of the environment, or pollution or contamination of the air, soil, surface water or groundwater. Notwithstanding anything herein to the contrary, Tenant's liabilities and obligations under this Paragraph 7(b) shall not extend to hazardous substances existing in or on the Real Property prior to the Commencement Date.

          (c) Tenant shall immediately furnish Landlord with any (i) notices received from any insurance company or governmental agency or inspection bureau regarding any unsafe or unlawful conditions within the Premises, and (ii) notices or other communications sent by or on behalf of Tenant to any person relating to environmental laws or hazardous substances.

          (d) California law requires landlords to disclose to tenants the existence of certain hazardous substances. Accordingly, the existence of gasoline and other automotive fluids, asbestos containing materials, maintenance fluids, copying fluids and other office supplies and equipment, certain construction and finish materials, tobacco smoke, cosmetics and other personal items must be disclosed. Gasoline and other automotive fluids are found in the parking area of the Real Property. Cleaning, lubricating and hydraulic fluids used in the operation and maintenance of the Building are found in the utility areas of the Building not generally accessible to Building occupants or the public. Many Building occupants use copy machines and printers with associated fluids and toners, and pens, markers, inks, and office equipment that may contain hazardous substances. Certain adhesives, paints and other construction materials and finishes used in portions of the Building may contain hazardous substances. Although smoking is prohibited in the public areas or the Building, these areas may from time to time be exposed to tobacco smoke. Building occupants and other persons entering the Building from time to time may use or carry prescription and non-prescription drugs, perfumes, cosmetics and other toiletries, and foods and beverages, some of which may contain hazardous substances.

          (e) The provisions of this Paragraph 7 are for the benefit of Landlord only and shall not be construed to be for the benefit of any tenant or occupant of the Building.

          (f) The City and County of San Francisco adopted a City-wide "First Source Hiring Program" on August 3, 1998 by Ordinance No. 264-98, codified at San Francisco Administrative Code Sections 83.1-83.18. The First Source Hiring Program ("FSHP") is designed to identify entry level positions associated with commercial activities and provide first interview opportunities to graduates of City-sponsored training programs. Tenant acknowledges that its activities on the Premises are or may be subject to FSHP. Although Landlord makes no representation or warranty as to the interpretation or application of FSHP to the Premises, or to

Tenant's activities thereon, Tenant acknowledges that (i) FSHP may impose obligations on Tenant, including good faith efforts to meet requirements and goals regarding interviewing, recruiting, hiring and retention of individuals for entry level positions; (ii) FSHP requirements could also apply to certain contracts and subcontracts entered into by Tenant regarding the Premises, including construction contracts; and (iii) FSHP requirements, if applicable, may be imposed as a condition of permits, including building permits, issued for construction or occupancy of the Premises.

     8.   ALTERATIONS; LIENS.

          (a) Tenant agrees not to make or suffer to be made any alteration, addition or improvement to or of the Premises (hereinafter referred to as "Alterations"), or any part thereof, without the prior written consent of Landlord, other than non-structural improvements of a decorative nature and for which a building permit is not required. Any such Alterations made by Tenant, including without limitation any partitions (movable or otherwise) or carpeting, shall become a part of the Building and belong to Landlord; provided, however, that equipment, trade fixtures and movable furniture shall remain the property of Tenant. If Landlord consents to the making of any Alterations, the same shall be designed and constructed or installed by Tenant at its expense (including expenses incurred in complying with applicable laws, including laws relating to the handling and disposal of ACM). Tenant shall use a general contractor, subcontractors, engineers and architects which are on Landlord's approved list of design and construction professionals. All Alterations shall be made in accordance with plans and specifications approved in writing by Landlord and shall be designed and constructed in compliance with all applicable codes, laws, ordinances, rules and regulations. The design and construction of any Alterations shall be performed in accordance with Landlord's applicable rules, regulations and requirements, including the Asbestos Rules. Under no circumstances shall Landlord be liable to Tenant for any damage, loss, cost or expense incurred by Tenant on account of Tenant's plans and specifications, Tenant's contractors or subcontractors, design of any work, construction of any work, or delay in completion of any work. Tenant shall pay to Landlord a fee in the amount of ten percent (10%) of the cost of the Alterations for Landlord's review of plans and its management and supervision of the progress of the work. All sums due to such contractors, if paid by Landlord due to Tenant's failure to pay such sums when due, shall bear interest payable to Landlord at the Interest Rate until fully paid. Upon the expiration or sooner termination of this Lease, Tenant, at its expense, shall promptly remove any such Alterations (excluding any improvements constructed pursuant to Exhibit C) made by Tenant and
                                         ---------
designated by Landlord so to be removed and repair any damage to the Premises caused by such removal. Tenant shall use a contractor approved by Landlord for such removal and repair.

          (b) Tenant agrees to keep the Premises and the Real Property free from any liens arising out of any work performed, materials furnished or obligations incurred by Tenant. Tenant shall promptly and fully pay and discharge all claims on which any such lien could be based. In the event that Tenant does not, within ten (10) days following the recording of notice of any such lien or twenty (20) days after the recording of such lien, whichever is first to occur, cause the same to be released of record, Landlord shall have, in addition to all other remedies provided herein and by law, the right, but not the obligation, to cause the same to be released by such means as it shall deem proper, including payment of the claim giving rise to such lien. All sums paid by Landlord for such purpose, and all expenses incurred by it in connection therewith, shall be payable to Landlord by Tenant, as additional rent, on demand, together with interest at the Interest Rate from the date such expenses are incurred by Landlord to the date of the payment thereof by Tenant to Landlord. Landlord shall have the right at all times to post and keep posted on the Premises any notices permitted or required by law, or which Landlord shall deem proper for the protection of Landlord, the Premises, the Building, or the Real Property, from mechanic's and materialmen's and like liens. Tenant shall give Landlord at least ten (10) days' prior written notice of the date of commencement of any construction on the Premises in order to permit the posting of such notices.

     9.   MAINTENANCE AND REPAIR.

          (a) By taking possession of the Premises, Tenant accepts the Premises as being in the condition in which Landlord is obligated to deliver the Premises, subject to punch list items as provided in Paragraph 2(b). Subject to Landlord's obligations under Paragraph 9(b) below, and to Paragraph 19, Tenant, at its expense, shall at all times keep the Premises and every part thereof and all equipment, fixtures and improvements therein in good and sanitary order, condition and repair, damage thereto by fire, the perils of the extended coverage endorsement, and earthquake excepted, and Tenant waives all rights under, and benefits of; subsection I of Section 1932 and Sections 1941 and 1942 of the California Civil Code and under any similar law or ordinance now or hereafter in effect. Upon the expiration or sooner termination of this Lease, Tenant shall surrender the Premises and (unless designated by Landlord to be removed in accordance with Paragraph 8 above) all Alterations thereto to Landlord in the same condition as when received, ordinary wear and tear (except such as Tenant is obligated to repair to keep the Premises in good condition and repair) and damage thereto by fire, the perils of the extended coverage endorsement, and earthquake excepted. It is agreed that Landlord has no obligation, and has made no promises, to alter, add to, remodel, improve, repair, decorate or paint the Premises or any part thereof and that no representations respecting the condition of the Premises, the Building or the Real Property have been made by Landlord to Tenant except as may be specifically set forth herein. No representation or warranty, express or implied, is made with respect to (i) the condition of the Premises or the Building, (ii) the fitness of the Premises for Tenant's intended use, (iii) the degree of sound transfer within the Building, (iv) the absence of electrical or radio interference in the Premises or the Building, (v) the condition, capacity or performance of electrical or communications systems or facilities, or (vi) the absence of objectionable odors, bright lights or other conditions which may affect Tenant's use and enjoyment of the Premises or the Building.

          (b) Landlord agrees to make all necessary repairs to the structure, the exterior, and the public and common areas of the Building and the building systems therein, and to maintain the same in reasonably good order and condition. Any uninsured damage arising from the acts of Tenant, its agents, employees, contractors or invitees shall be repaired by Landlord at Tenant's sole expense. Tenant shall pay Landlord on demand the cost of any such repair.

     10.  SERVICES.

          (a) Landlord, subject to the terms of this Paragraph 10 and the Building Rules and Regulations attached hereto as Exhibit B and subject to applicable laws, regulations and rules of public utilities, shall furnish to the Premises water, electrical power and elevator service suitable for the use of the Premises for ordinary office purposes; heating and air conditioning suitable for the comfortable use and occupation of the Premises (assuming normal office use thereof and subject to any restrictions on use as may be prescribed by any applicable policies or regulations of any utility or governmental agency); and basic janitorial service on weekdays (excluding union holidays). Tenant agrees to pay, as additional rent, promptly on demand any and all costs incurred by Landlord in connection with providing any additional utilities and services Landlord may provide. Unless otherwise specifically provided in this Lease, all means of distribution of all utilities within the Premises shall be supplied by Tenant at its expense, and Tenant shall bear the cost of water, gas, electricity, sewerage and other utilities. Landlord reserves the right to install, at Tenant's expense, a separate meter in the Premises for electricity. Tenant agrees that at all times it will cooperate fully with Landlord and abide by all regulations and requirements that Landlord may prescribe for the proper functioning and protection of the Building heating, ventilating and air conditioning systems. Landlord shall not be liable for and Tenant shall not be entitled to any abatement or reduction of Rental by reason of Landlord's failure to furnish any of the foregoing or any other utilities or services when such failure is caused by accident, breakage, repairs, strikes, lockouts or other labor disturbances or disputes of any character, by the limitation, curtailment, rationing or restrictions on use of electricity, gas or any form of energy, or by any other cause, similar or dissimilar, beyond the reasonable control of Landlord, but Landlord shall use reasonable efforts to restore such utilities or services as soon as possible. No such failure and no interruption of utilities or services from any cause whatsoever shall constitute an eviction of Tenant, constructive or otherwise, or impose upon Landlord any liability whatsoever, including, but not limited to, liability for consequential damages or loss of business by Tenant. Tenant hereby waives the provisions of California Civil Code Section 1932(1) or any other applicable existing or future law, ordinance or governmental regulation permitting the termination of this Lease due to such failure or interruption. Landlord shall not be liable under any circumstances for injury to or death of any person or damage to or destruction of property, however occurring, through or in connection with or incidental to the furnishing of or the failure to furnish any of the foregoing utilities or services or any other utilities or services.

          (b) In the event that (i) Landlord, due to the fault or neglect of Landlord, its agents, contractors or employees, fails to provide any service required to be performed by Landlord pursuant to Paragraph 10(a), and (ii) such failure; materially and adversely interferes with the conduct of Tenant's business, and (iii) such failure is not remedied within three (3) days after Tenant shall have given Landlord written notice of such failure, then Rent and Additional Rent shall be abated as of the fourth (4th) day after such notice until such failure is remedied.

          (c) Landlord makes no representation to Tenant regarding the adequacy or fitness of the heating, air conditioning or ventilation equipment in the Building to maintain temperatures that may be required for, or because of, any of Tenant's equipment which uses other than the fractional horsepower normally required for office equipment, and Landlord shall have no liability for loss or damage suffered by Tenant or others in connection therewith. If Tenant's use of the heating, air conditioning or ventilation system exceeds normal office use and thereby causes damages to any of the air conditioning units or other equipment, the cost to repair or replace any such units or equipment due to such use shall be paid by Tenant to Landlord, as additional rent, upon demand by Landlord. If the temperature otherwise maintained in any portion of the Premises by the heating, air conditioning or ventilation system is affected as a result of (i) any lights, machines or equipment (including without limitation electronic data processing machines) used by Tenant in the Premises, (ii) the occupancy of the Premises by more than one person per two hundred (200) square feet of rentable area therein,
(iii) an electrical load for lighting or power in excess of the limits per square foot of rentable area of the Premises specified in Paragraph 10(c) below, or (iv) any rearrangement of partitioning or other improvements, Landlord shall have the right to install supplementary air conditioning units or other equipment Landlord deems appropriate in the Premises, and the cost thereof, including the cost of installation, operation and maintenance thereof, shall be paid by Tenant to Landlord, as additional rent, upon demand by Landlord.

          (d) Tenant agrees it will not, without the written consent of Landlord, which shall not be unreasonably withheld, use any equipment, apparatus or device in the Premises (including, without limitation, electronic data processing machines, computers or machines using current in excess of 110 volts) which will, individually or in the aggregate, in any way cause the amount of electricity, water or heating, ventilation or air conditioning supplied to the Premises to exceed the amount usually furnished or supplied to premises being used as general office space, or connect with electric current (except through existing electrical outlets in the Premises) or with water pipes any equipment, apparatus or device for the purposes of using electric current or water. Landlord shall not, in any way, be liable or responsible to Tenant for any loss or damage or expense which Tenant may incur or sustain if, for any reasons beyond Landlord's reasonable control, either the quantity or character of electric service is changed or is no longer available or suitable for Tenant's requirements. Tenant covenants that at all times its use of electric current shall never exceed the capacity of the feeders, risers or electrical installations of the Building. If submetering of electricity in the Building will not be permitted under future laws or regulations, the Basic Monthly Rental will then be equitably adjusted to include an additional payment to Landlord reflecting the cost to Landlord for furnishing electricity to the Premises.

          (e) In the event any governmental authority having jurisdiction over the Real Property or the Building promulgates or revises any law, ordinance or regulation or building, fire or other code or imposes mandatory or voluntary controls or guidelines on Landlord or the Real Property or the Building relating to the use or conservation of energy or utilities or the reduction of automobile or other emissions (collectively "Controls") or in the event Landlord is required or elects to make alterations to the Real Property or the Building in order to comply with such mandatory or voluntary Controls, Landlord may, in its sole discretion, comply with such Controls or make such alterations to the Real Property or the Building related thereto. Such compliance and the making of such alterations shall not constitute an eviction of Tenant, constructive or otherwise, or impose upon Landlord any liability whatsoever, including, but not limited to, liability for consequential damages or loss of business by Tenant.

     11.  ACCESS CONTROL.

          (a) Landlord shall have the right from time to time to adopt such nondiscriminatory policies, procedures and programs as it shall, in Landlord's reasonable discretion, deem necessary or appropriate for the security of the Building, and Tenant shall cooperate with Landlord in the enforcement of, and shall comply with, the policies, procedures and programs adopted by Landlord insofar as the same pertain to Tenant, its agents, employees, contractors and invitees and provided they are not in conflict with this Lease.

          (b) In no event shall Landlord be liable for damages resulting from any error with regard to the admission to or the exclusion from the Building of any person. In the case of invasion, mob, riot, public demonstration or other circumstances rendering such action advisable in Landlord's opinion, Landlord reserves the right to prevent access to the Building during the continuance of the same by such action as Landlord may deem appropriate, including closing doors.

          (c) In the event of any picketing, public demonstration or other threat to the security of the Building that is attributable in whole or in part to Tenant, Tenant shall reimburse Landlord for any costs incurred by Landlord in connection with such picketing, demonstration or other threat in order to protect the security of the Building, and Tenant shall indemnify and hold Landlord harmless from and protect and defend Landlord against any and all claims, demands, suits, liability, damage or loss and against all costs and expenses, including reasonable attorneys' fees incurred in connection therewith, arising out of or relating to any such picketing, demonstration or other threat. Tenant agrees not to employ any person, entity or contractor for any work in the Premises (including moving Tenant's equipment and furnishings in, out or around the Premises) whose presence may give rise to a labor or other disturbance in the Building and, if necessary to prevent such a disturbance in a particular situation, Landlord may require Tenant to employ union labor for the work.

     12   ASSIGNMENT AND SUBLETTING.

          (a)   Restriction on Transfers.  Tenant shall not, either voluntarily
                -------------------------
or by operation of law, (i) assign or transfer this Lease or any interest herein, (ii) sublet the Premises, or any part thereof, or (iii) enter into a license agreement or other arrangement whereby the Premises, or any portion thereof, are held or utilized by another party (each of the foregoing defined herein as a "Transfer"), without the express prior written consent of Landlord, which consent Landlord shall not unreasonably withhold, delay or deny. Any such act (whether voluntary or involuntary, by operation of law or otherwise) without the consent of Landlord pursuant to the provisions of this Paragraph 12 shall, at Landlord's option, be void and/or constitute an Event of Default under this Lease. Consent to any Transfer shall neither relieve Tenant of the necessity of obtaining Landlord's consent to any future Transfer nor relieve Tenant from any liability under this Lease.

          By way of example and without limitation, the failure to satisfy any of the following conditions or standards shall be deemed to constitute sufficient grounds for Landlord to refuse to grant its consent to the proposed Transfer.

          (1) The proposed Transferee must expressly (a) assume all of the provisions, covenants and conditions of this Lease on the part of Tenant to be kept and performed, in the case of an assignment, or (b) agree not to violate the provisions of this Lease, in the case of a sublease.

          (2) The proposed Transferee must satisfy Landlord's then current credit and other standards for tenants of the Building (taking into account Tenant's continuing liability under this Lease and taking into account whether or not Tenant is continuing in occupancy of a material portion of the Premises) and, in Landlord's reasonable opinion, have the financial strength and stability to perform all of the obligations of the Tenant under this Lease (as they apply to the transferred space) as and when they fall due.

          (3) The proposed Transferee must be reasonably satisfactory to Landlord as to character and professional standing.

          (4) The proposed use of the Premises by the proposed Transferee must be, in Landlord's opinion: (a) lawful; (b) appropriate to the location and configuration of the Premises; (c) unlikely to cause an increase in insurance premiums for insurance policies applicable to the Building; (d) a use not requiring any new tenant improvements that Landlord would be entitled to disapprove pursuant to Paragraph 8 hereof; (e) unlikely to cause any material increase in services to be provided to the Premises; (f) unlikely to create any materially increased burden in the operation of the Building, or in the operation of any of its facilities or equipment; and (g) unlikely to impair the dignity, reputation or character of the Building.

          (5) The proposed use of the Premises must not result in the division of the Premises into more than two (2) parcels or tenant spaces.

          (6) At the time of the proposed Transfer, an Event of Default (as defined in paragraph 18(a) below) shall not have occurred and be continuing, and no event may have occurred that with notice, the passage of time, or both, would become an Event of Default.

          (7) The proposed Transferee shall not be a governmental entity or hold any exemption from the payment of ad valorem or other taxes which would prohibit Landlord from collecting from such Transferee any amounts otherwise payable under this Lease.

          (8) The proposed Transferee shall not be a then present tenant or affiliate or subsidiary of a then present tenant in the Building unless there is no other suitable space available in the Building.

          (9) Landlord shall not be negotiating with, and shall not have at any time within the past thirty (30) days negotiated with, the proposed Transferee for space in the Building (unless Landlord, in its reasonable judgment, believes that it is unlikely that any further discussions between Tenant and such proposed Transferee will lead to a lease transaction).

      (b)  Landlord's Right of First Offer; Termination Right.  Except in the
           --------------------------------------------------
event of a proposed Transfer pursuant to Paragraphs 12(e), 12(f) or 12(g) below, Landlord shall have no obligation to consent or consider granting its consent to any proposed Transfer unless Tenant has first delivered to Landlord a written offer to enter into such Transfer with Landlord, which offer shall include the base rent and other economic terms of the proposed Transfer, the date upon which Tenant desires to effect such Transfer and all of the other material terms of the proposed Transfer ("Tenant's Offer"). Landlord shall have twenty (20) days from receipt of Tenant's Offer within which to notify Tenant in writing of its decision to accept or reject such Transfer on the terms Set forth in Tenant's Offer. If Landlord does not accept Tenant's Offer within such period, Tenant shall deliver to Landlord a second notice of such offer. If Landlord does not accept Tenant's offer within five (5) days after receipt of such second notice, Tenant may enter into such Transfer with any bona fide independent third-party Transferee (as defined in Paragraph 12(c) below) within one hundred twenty (120) days of the end of such twenty (20) day period, so long as such Transfer is for the same base rent offered to Landlord in Tenant's Offer and such Transfer otherwise contains terms not more than five percent (5%) more favorable economically to the Transferee than the terms stated in Tenant's Offer, taking into account all rent concessions, tenant improvements, and any other terms which have an economic impact on the Transfer; provided, however, that the prior written approval of Landlord for such Transfer must be obtained, and the other provisions of this Paragraph 12 must be complied with, all in accordance with this Paragraph 12. If Landlord accepts Tenant's Offer, Landlord and Tenant shall enter into an agreement for such Transfer within thirty (30) days of the date Landlord makes its election. If Landlord accepts Tenant's Offer, then (i) Landlord may enter into a new lease, sublease or other agreement covering the Premises or any portion thereof with the intended Transferee on such terms as Landlord and such Transferee may agree, or enter into a new lease or agreement covering the Premises or any portion thereof with any other person or entity, and in any such event, Tenant shall not be entitled to any portion of the profit, if any, which Landlord may realize on account of such new lease or agreement, (ii) Landlord may, at Landlord's sole cost, construct improvements in the subject space and, so long as the improvements are suitable for general office purposes, Landlord shall have no obligation to restore the subject space to its original condition following the termination of a sublease, and (iii) Landlord shall not have any liability for any real estate brokerage commission(s) or with respect to any of the costs and expenses that Tenant may have incurred in connection with its proposed Transfer, and Tenant agrees to indemnify, defend and hold harmless Landlord from and against any and all claims (including, without limitation, claims for commissions) arising from such proposed Transfer.

          Except in the event of a proposed Transfer pursuant to Paragraphs 12(e) or 12(f) below, in the case of a proposed assignment of this Lease or a sublease of substantially the entire Premises for substantially the balance of the term of this Lease, then in addition to the foregoing rights of Landlord, Landlord shall have the right, by notice to Tenant within fifteen (15) days after receipt of Tenant's Offer, to terminate this Lease, which termination shall be effective as of the date on which the intended assignment or sublease would have been effective if Landlord had not exercised such termination right. If Landlord elects to terminate this Lease, then from and after the date of such termination, Landlord and Tenant each shall have no further obligation to the other under this Lease with respect to the Premises except for matters occurring or obligations arising hereunder prior to the date of such termination.

          Landlord's foregoing rights and options shall continue throughout the entire term of this Lease.

          (c)  Landlord's approval Process.  Tenant shall, in each instance
               ---------------------------
of a proposed Transfer, give written notice to Landlord at least thirty (30) days prior to the effective date of any proposed Transfer, specifying in such notice (i) the nature of the proposed Transfer, (ii) the portion of the Premises to be transferred, (iii) the intended use of the transferred Premises, (iv) all economic terms of the proposed Transfer, (v) the effective date thereof; (vi) the identity of the transferee under the proposed Transfer (the "Transferee"), (vii) current financial statements of the Transferee, and (viii) detailed documentation relating to the business experience of the Transferee (collectively, "Tenant's Notice"). Tenant shall also promptly furnish Landlord with any other information reasonably requested by Landlord relating to the proposed Transfer or the proposed Transferee. Within fifteen (15) days after receipt by Landlord of Tenant's Notice and any additional information and data requested by Landlord, Landlord shall notify Tenant of its determination to either (i) consent to the proposed Transfer, or (ii) refuse to consent to such proposed Transfer.

          (d)  Consideration for Transfer.  Fifty percent (50%) of all (i)
               --------------------------
consideration paid or payable by Transferee to Tenant as consideration for any such Transfer, and (ii) rents received in connection with the Transfer by Tenant from Transferee in excess of the Rental payable by Tenant to Landlord under this Lease after first deducting Tenant's reasonable out-of-pocket costs incurred for brokerage commissions and tenant improvement costs and allowances, shall be paid by Tenant to Landlord immediately upon receipt thereof by Tenant. If there is more than one sublease under this Lease, the amounts (if any) to be paid by Tenant to Landlord pursuant to the preceding sentence shall be separately calculated for each sublease and amounts due Landlord with regard to any one sublease may not be offset against rental and other consideration pertaining to or due under any other sublease.

          If this Lease is assigned, whether or not in violation of the terms of this Lease, Landlord may collect rent from the assignee. If the Premises or any part thereof is sublet, Landlord may, upon an Event of Default by Tenant hereunder, collect rent from the subtenant. In either event, Landlord may apply the amount collected from the assignee or subtenant to Tenant's monetary obligations hereunder. Neither Landlord's collection of rent from a Transferee nor any course of dealing between Landlord and any Transferee shall constitute or be deemed to constitute Landlord's consent to any Transfer.

          (e)  Merger or Consolidation of Tenant; Major Changes.  Any Major
               ------------------------------------------------
Change (as hereinafter defined) must be approved by Landlord in accordance with Paragraph 12(c) above and, without such approval, shall at Landlord's election be void and/or constitute an Event of Default. The term "controlled" as used herein shall mean the ownership of (i) the voting stock of any corporation, or
(ii) the ownership interest in any other entity and, if any such entity is a partnership, a general partner's interest in such partnership. The term "Major Change" as used herein shall mean any reorganization, recapitalization, refinancing or other transaction or series of transactions involving Tenant which results in the net worth of Tenant and its consolidated subsidiaries immediately after such transaction(s) being less than fifty percent (50%) of the net worth of Tenant and its consolidated subsidiaries as of the end of the fiscal year immediately preceding the date of this Lease. Notwithstanding anything in this Paragraph 12 to the contrary, Tenant may assign this Lease or sublet all or any portion of the Premises without obtaining Landlord's prior consent thereto to an Affiliate, provided Tenant gives Landlord at least thirty
(30) days written notice thereafter and such Affiliate has a net worth at the time of such assignment of not less than the net worth of Tenant as of the effective date of such assignment.

No such assignment shall release Tenant from liability under this Lease. As used herein, "Affiliate" shall mean an entity which is under the control of, controls, or is under common control with, Tenant. In addition to the above, Tenant shall have the right, without Landlord's consent, to assign this Lease to any entity resulting from a merger or consolidation with Tenant, or which acquires all or substantially all Tenant's assets or stock, provided, however, that Tenant remains liable under the terms of this Lease.

          (f)  Transfer of Partnership Interest or Corporate Stock.  A sale,
               ---------------------------------------------------
transfer or assignment of a general partner's interest or any portion thereof in Tenant, if Tenant is a partnership, or a sale, transfer or assignment of twenty-five percent (25%) or more of the voting stock of Tenant if Tenant is a corporation, whether such sale, transfer or assignment occurs in a single transaction or a series of transactions, shall be deemed a Transfer and require Landlord's consent in accordance with the procedures specified in Paragraph 12(c) above, unless such sale is pursuant to a public offering of Tenant's stock, or involves the sale of Tenant's stock when such stock is publicly traded on a nationally recognized stock exchange, in which case Landlord's consent shall not be required.

          (g)  Certain Exempt Transfers.  The following Transfers will not be
               ------------------------
subject to Landlord's rights under Paragraph 12(b): Prior to taking occupancy of the Premises, Tenant may designate a portion of the Premises (not to exceed thirty percent (30%) of the rentable area thereof which Tenant elects to sublease to one or more subtenants for terms not to exceed two (2) years and six
(6) months from the Commencement Date. All such subleases shall be subject to the requirements of the remainder of this Paragraph 12.

          (h)  Documentation.  Tenant agrees that any instrument by which
               -------------
Tenant assigns this Lease or any interest therein or sublets or otherwise Transfers all or any portion of the Premises shall expressly provide that the Transferee may not further assign this Lease or any interest therein or sublet the sublet space without Landlord's prior written consent (which consent shall be subject to the provisions of this Paragraph 12), and that the Transferee will comply with all of the provisions of this Lease and that Landlord may enforce the Lease provisions directly against such Transferee. No permitted subletting by Tenant shall be effective until there has been delivered to Landlord a counterpart of the sublease in which the subtenant agrees to be and remain jointly and severally liable with Tenant for the payment of rent pertaining to the sublet space and for the performance of all of the terms and provisions of this Lease; provided, however, that the subtenant shall be liable to Landlord for rent only in the amount set forth in the sublease. No permitted assignment shall be effective unless and until there has been delivered to Landlord a counterpart of the assignment in which the assignee assumes all of Tenant's obligations under this Lease arising on or after the date of the assignment.
The failure or refusal of a subtenant or assignee to execute any such instrument shall not release or discharge the subtenant or assignee from its liability as set forth above.

          (i)  Options Personal to Original Tenant.  If Landlord consents to a
               -----------------------------------
Transfer hereunder and this Lease contains any renewal options, expansion options, rights of first refusal, rights of first negotiation or any other rights or options pertaining to additional space in the Building, such rights and/or options shall not run to the Transferee except for a permitted Transferee pursuant to Paragraph 12(e) or a public offering or stock sale for which Landlord's consent is not required pursuant to Paragraph 12(f), it being agreed by the parties hereto that any such rights and options are personal to the original Tenant named herein and may not otherwise be transferred.

          (j)  Encumbrance of Lease.  Notwithstanding any provision of this
               --------------------
Lease to the contrary, Tenant shall not mortgage, encumber or hypothecate this Lease or any interest herein without the prior written consent of Landlord, which consent may be withheld in Landlord's sole and absolute discretion. Any such act without the prior written consent of Landlord (whether voluntary or involuntary, by operation of law or otherwise) shall, at Landlord's option, be void and/or constitute an Event of Default under this Lease.

          (k)  No Merger.  The voluntary or other surrender of this Lease or
               ---------
of the Premises by Tenant or a mutual cancellation of this Lease shall not work a merger, and at the option of Landlord any existing subleases may be terminated or be deemed assigned to Landlord in which latter event the subleases or subtenants shall become tenants of Landlord.

          (l)  Landlord's Costs.  Tenant shall pay to Landlord the amount of
               ----------------
Landlord's cost of processing each proposed Transfer (including, without limitation, attorneys' and other professional fees, and the cost of Landlord's administrative, accounting and clerical time; collectively "Processing Costs"), and the amount of all direct and indirect expenses incurred by Landlord arising from the assignee or sublessee taking occupancy of the subject space (including, without limitation, costs of freight elevator operation for moving of furnishings and trade fixtures, security service, janitorial and cleaning service, and rubbish removal service). Notwithstanding anything to the contrary herein, Landlord shall not be required to process any request for Landlord's consent to a Transfer until Tenant has paid to Landlord the amount of Landlord's estimate of the Processing Costs and all other direct and indirect costs and expenses of Landlord and its agents arising from the assignee or subtenant taking occupancy.

     13.  WAIVER; INDEMNIFICATION.

          (a) Tenant shall defend and indemnify Landlord and save Landlord harmless from and against any and all losses, claims, liability, expenses and damages (other than consequential damages) which, either directly or indirectly, and to the extent arise out of or result from (i) the negligence or willful misconduct of Tenant, its agents, contractors or employees; (ii) any act or occurrence in the Premises, except to the extent caused by the negligence or willful misconduct of Landlord, its agents, contractors or employees; and (iii) judgments, citations, fines or other penalties rendered or assessed against Landlord (with the exception of any claims under any worker's compensation laws) as a result of Tenant's failure to comply with all federal, state and local laws, safety and health regulations relating to Tenant's specific use of the Premises, provided that Landlord agrees to give Tenant prompt notice of any such violation asserted by any government agency.

          (b) Landlord shall defend and indemnify Tenant and save Tenant harmless from and against any and all losses, claims, liability, expenses and damages (other than consequential damages) which, either directly or indirectly, and to the extent arise out of or result from (i) the negligence or willful misconduct of Landlord, its agents, contractors or employees;

(ii) any act or occurrence in the common areas of the Real Property, except to the extent caused by the negligence or willful misconduct of Tenant, its agents, contractors or employees; and (iii) judgments, citations, fines or other penalties rendered or assessed against Tenant (with the exception of any claims under any workers' compensation laws) as a result of Landlord's failure to comply with all federal, state and local laws, safety and health regulations relating to any portion of the Building or the common areas of the Real Property which Landlord has assumed the duty to maintain pursuant to this Lease, provided that Tenant agrees to give Landlord prompt notice of any such violation asserted by any government agency.

          (c) Nothing in these Paragraphs 13(a) and 13(b) is intended to require indemnification for any property claim for which insurance is required to be maintained under the terms of this Lease. The rights and obligations of Landlord and Tenant under this Paragraph 13 shall survive the expiration or earlier termination of this Lease.

     14.  INSURANCE.

          (a) At Tenant's expense, Tenant shall procure, carry and maintain in effect throughout the term of this Lease, in a form acceptable to Landlord and with such insurance companies as are acceptable to Landlord (which companies shall have a Best's rating of A-X or better), the following insurance coverage:

               (i) Commercial general liability insurance on an occurrence basis, with limits in an amount not less than $5,000,000 combined single limit per occurrence, for claims or losses arising out of or resulting from personal injury (including bodily injury), death and/or property damage sustained or alleged to have been sustained by any person for any reason on the Premises, for liability arising out of or resulting from Tenant's covenant in Paragraph 13 to indemnify Landlord and all other Indemnities, its agents and employees, and for contractual liability;

               (ii) All Risk Replacement Cost insurance with an agreed amount endorsement upon property of every description and kind owned by Tenant and located in the Premises and for Tenant's Extra Improvements and Alterations in an amount equal to 100% of the full replacement value thereof; and

               (iii) Workers' compensation insurance, in accordance with applicable law.

          (b)    Omitted.

          (c) All policies of liability insurance so obtained and maintained shall be carried in the name of Tenant, name Landlord and Landlord's designated agents as additional insureds, and shall provide that the insurance policy so endorsed will be the primary insurance providing coverage for Landlord, and contain a cross-liability endorsement stating that the rights of insureds shall not be prejudiced by one insured making a claim or commencing an action against another insured. Any other liability insurance maintained by Landlord shall be excess and non-contributing. At Landlord's election, such policies shall name the holder of any

Superior Interest or any other interested party as an insured party under a standard mortgagee endorsement.

          (d) All insurance policies required under this Lease shall provide that the insurer shall not cancel, reduce, modify or fail to renew such coverage without forty-five (45) days prior written notice to Landlord. Tenant shall deliver certificates of all insurance required hereunder upon the commencement of the term of this Lease. In the event Tenant does not comply with the requirements of this Paragraph 14, Landlord may, at its option and at Tenant's expense, purchase such insurance coverage to protect Landlord. The cost of such insurance shall be paid to Landlord by Tenant, as additional rent, immediately upon demand therefor, together with interest at the Interest Rate until paid.

          (e) The parties release each other, and their respective authorized representatives, from any claims for loss or damage that are caused by or result from perils insured under any insurance policies carried by the parties in force at the time of any such damage. Each party shall cause each insurance policy obtained by it to provide that the insurer waives all right of recovery by way of subrogation against either party in connection with any loss or damage covered by the policy. Neither party shall be liable to the other for any loss or damage caused by the insured risks under any insurance policy required by this Lease.

     15.  PROTECTION OF LENDERS.

          (a) This Lease shall be subject and subordinate at all times to all ground or underlying leases which may now or hereafter exist affecting the Building or the Real Property, or both, and to the lien of any mortgage or deed of trust in any amount or amounts whatsoever now or hereafter placed on or against the Building or the Real Property, or both, or on or against Landlord's interest or estate therein (such mortgages, deeds of trust and leases are referred to herein, collectively, as "Superior Interests"), provided that Landlord shall deliver to Tenant a Subordination, Non-Disturbance and Attornment Agreement reasonably protecting Tenant's interest in this Lease in the event of the exercise of Holder's rights under the Superior Interest.

          (b) Within ten (10) days after Landlord's written request, Tenant shall deliver to Landlord, or to any actual or prospective holder of a Superior Interest ("Holder") that Landlord designates, such financial statements as are reasonably required by such Holder to verify the financial condition of Tenant (or any assignee, subtenant or guarantor of Tenant). Tenant represents and warrants to Landlord and such Holder that each financial statement delivered by Tenant shall be accurate in all material respects as of the date of such statement. All financial statements shall be confidential, and used only for the purposes stated herein.

          (c) If Landlord is in default, Tenant will accept cure of any default by any Holder whose name and address shall have been furnished to Tenant in writing. Tenant may not exercise any rights or remedies for Landlord's default unless Tenant gives notice thereof to each such Holder and the default is not cured within thirty (30) days thereafter or such greater time as may be reasonably necessary to cure such default. A default which cannot reasonably be cured within said 30-day period shall be deemed cured within said period if work necessary to cure the default is commenced within such time and proceeds diligently thereafter until the default is cured.

     16.  ENTRY BY LANDLORD.

          (a) Landlord reserves, and shall at all times have, the right to enter the Premises to inspect them; to supply janitorial service and any other service to be provided by Landlord hereunder; to submit the Premises to prospective purchasers, mortgagees or tenants; to post notices of nonresponsibility; and to alter, improve or repair the Premises and any portion of the Building as permitted or provided hereunder, all without abatement of Rental; and may erect scaffolding and other necessary structures in or through the Premises where reasonably required by the character of the work to be performed; provided, however, that any such entrance or work shall not unreasonably interfere with Tenant's use of the Premises. If such entry is made as aforesaid, Tenant hereby waives any claim for damages for any injury or inconvenience to or interference with Tenant's business, any loss of occupancy or quiet enjoyment of the Premises, and any other loss occasioned by such entry. For each of the foregoing purposes, Landlord shall at all times have and retain a key and/or other access device with which to unlock all of the doors in, on and about the Premises (excluding Tenant's vaults, safes and similar areas designated in writing by Tenant in advance and approved by Landlord); and Landlord shall have the right to use any and all means which Landlord may deem proper to open said doors in an emergency in order to obtain entry to the Premises, and any entry to the Premises obtained by Landlord by any of said means, or otherwise, shall not under any circumstances be construed or deemed to be a forcible or unlawful entry into or a detainer of the Premises, or any portion thereof.

          (b) Landlord shall also have the right at any time to change the arrangement or location or times of access of entrances or passageways, doors and doorways, and corridors, elevators, stairs, toilets or other public parts of the Building, and to change the name, number or designation by which the Building is commonly known, and none of the foregoing shall be deemed an actual or constructive eviction of Tenant, nor shall it entitle Tenant to any reduction of Rental hereunder or result in any liability of Landlord to Tenant.

     17.  ABANDONMENT.

          Tenant shall not vacate or abandon the Premises or any part thereof at any time during the term hereof. Tenant understands that if Tenant leaves the Premises or any part thereof vacant, the risk of fire, other casualty and vandalism to the Premises and the Building will be increased. Accordingly, such action by Tenant shall constitute an Event of Default hereunder regardless of whether Tenant continues to pay Basic Monthly Rental and other Rental under this Lease. If Tenant abandons, vacates or surrenders all or any part of the Premises or is dispossessed of the Premises by process of law, or otherwise, any movable furniture, equipment, trade fixtures, or other personal property belonging to Tenant and left on the Premises shall at the option of Landlord be deemed to be abandoned and, whether or not the property is deemed abandoned, Landlord shall have the right to remove such property from the Premises and charge Tenant for the removal and any restoration of the Premises as provided in Paragraph 8(a). Landlord may charge Tenant for the storage of Tenant's property left on the Premises at such rates as Landlord may from time to time reasonably determine, or, Landlord may, at its option, store Tenant's property in a public warehouse at Tenant's expense. Notwithstanding the foregoing, neither the provisions of this Paragraph 17 nor any other provision of this Lease shall impose upon Landlord any obligation to care for or preserve any of Tenant's property left upon the Premises, and Tenant hereby waives and releases Landlord from any claim or liability in connection with the removal of such property from the Premises and the storage thereof and specifically waives the provisions of California Civil Code Section 1542 with respect to such release. Landlord's action or inaction with regard to the provisions of this Paragraph 17 shall not be construed as a waiver of Landlord's right to require Tenant to remove its property, restore any damage to the Building caused by such removal, and make any restoration required pursuant to Paragraph 8(a) hereof.

     18.  DEFAULT AND REMEDIES.

          (a) The occurrence of any one or more of the following events (each an "Event of Default") shall constitute a breach of this Lease by Tenant:

               (i) Tenant fails to pay any Basic Monthly Rental or additional monthly rent tinder Paragraph 4(b) hereof as and when such rent becomes due and payable and such failure continues for more than five (5) days after Landlord gives written notice thereof to Tenant; or

               (ii) Tenant fails to pay any additional rent or other amount of money or charge payable by Tenant hereunder as and when such additional rent or amount or charge becomes due and payable and such failure continues for more than fifteen (15) days after Landlord gives written notice thereof to Tenant; or

               (iii) Tenant fails to perform or breaches any other agreement or covenant of this Lease to be performed or observed by Tenant as and when performance or observance is due and such failure or breach continues for more than thirty (30) days after Landlord gives written notice thereof to Tenant; provided, however, that if, by the nature of such agreement or covenant, such failure or breach cannot reasonably be cured within such period of thirty (30) days, an Event of Default shall not exist as long as Tenant commences with due diligence and dispatch the curing of such failure or breach within such period of ten (10) days and, having so commenced, thereafter prosecutes with diligence and dispatch and completes the curing of such failure or breach within a reasonable time; or

               (iv) Tenant (A) is generally not paying its debts as they become due, (B) files or consents by answer or otherwise to the filing against it of, a petition for relief or reorganization or arrangement or any other petition in bankruptcy or for liquidation or to take advantage of any bankruptcy, insolvency or other debtors' relief law of any jurisdiction, (C) makes an assignment for the benefit of its creditors, (D) consents to the appointment of a custodian, receiver, trustee or other officer with similar powers of Tenant or of any substantial part of Tenant's property, or (E) takes action for the purpose of any of the foregoing; or

               (v) Without consent by Tenant, a court or government authority enters an order, and such order is not vacated within sixty (60) days, (A) appointing a custodian, receiver, trustee or other officer with similar powers with respect to Tenant or with respect to any substantial part of Tenant's property, or (B) constituting an order for relief or approving a petition for relief or reorganization or arrangement or any other petition in bankruptcy or for liquidation or to take advantage of any bankruptcy, insolvency or other debtors' relief law of any jurisdiction, or (C) ordering the dissolution, winding-up or liquidation of Tenant; or

               (vi) This Lease or any estate of Tenant hereunder is levied upon under any attachment or execution and such attachment or execution is not vacated within sixty (60) days.

          (b) If an Event of Default occurs, Landlord shall have the right at any time to give a written termination notice to Tenant and, on the date specified in such notice, Tenant's right to possession shall terminate and this Lease shall terminate. Upon such termination, Landlord shall have the right to recover from Tenant:

               (i) The worth at the time of award of all unpaid rent which had been earned at the time of termination;

               (ii) The worth at the time of award of the amount by which all unpaid rent which would have been earned after termination until the time of award exceeds the amount of such rental loss that Tenant proves could have been reasonably avoided;

               (iii) The worth at the time of award of the amount by which all unpaid rent for the balance of the term of this Lease after the time of award exceeds the amount of such rental loss that Tenant proves could be reasonably avoided; and

               (iv) All other amounts necessary to compensate Landlord for all the detriment proximately caused by Tenant's failure to perform all of Tenant's obligations under this Lease or which in the ordinary course of things would be likely to result therefrom.

The "worth at the time of award" of the amounts referred to in clauses (i) and
(ii) above shall be computed by allowing interest at the maximum annual interest rate allowed by law for business loans (not primarily for personal, family or household purposes) not exempt from the usury law at the time of termination or, if there is no such maximum annual interest rate, at the rate of twelve percent (12%) per annum. The "worth at the time of award" of the amount referred to in clause (iii) above shall be computed by discounting such amount at the discount rate of the Federal Reserve Bank of San Francisco at the time of award plus one percent (1%). For the purpose of determining unpaid rent under clauses (i),
(ii) and (iii) above, the rent reserved in this Lease shall be deemed to be the total rent payable by Tenant under Articles 3 and 4 hereof.

          (c) Even though Tenant has breached this Lease, this Lease shall continue in effect for so long as Landlord does not terminate Tenant's right to possession, and Landlord shall have all of its rights and remedies, including the right, pursuant to California Civil Code section 1951.4, to recover all rent as it becomes due under this Lease. Acts of maintenance or preservation or efforts to relet the Premises or the appointment of a receiver upon initiative of

Landlord to protect Landlord's interest under this Lease shall not constitute a termination of Tenant's right to possession unless written notice of termination is given by Landlord to Tenant.

          (d) The remedies provided for in this Lease are in addition to all other remedies available to Landlord at law or in equity by statute or otherwise.

     19.  DAMAGE BY FIRE OR OTHER CASUALTY.

          (a) If the Premises are partially destroyed or damaged by fire or other casualty, Landlord shall, subject to Paragraph 19(b), 19(c), 19(d) and 19(e) below, promptly repair such damage if, in Landlord's judgment, such repair can be completed within one hundred eighty (180) days under the laws and regulations of the state, federal, county and municipal authorities having jurisdiction, and this Lease shall remain in full force and effect, provided that if there shall be damage to the Premises from any such cause and such damage is not the result of the act, neglect, default or omission of Tenant, its agents, employees, contractors or invitees, Tenant shall be entitled to a reduction of Basic Monthly Rental while such repair is being made in the proportion that the area of the Premises rendered untenantable by such damage bears to the total area of the Premises. Tenant's right to a reduction of Basic Monthly Rental under this Paragraph 19 shall be Tenant's sole remedy in connection with any such damage.

          (b) If such repairs cannot, in Landlord's judgment, be completed within one hundred eighty (180) days, or if such damage occurs during the last six (6) months of the term of this Lease, Landlord shall have the option either
(i) to repair such damage, this Lease continuing in full force and effect, but with the Basic Monthly Rental proportionately reduced (subject to the condition set forth in Paragraph 19(a) above), or (ii) to give notice to Tenant at any time within thirty (30) days after the occurrence of such damage terminating this Lease as of a date specified in such notice, which shall not be less than thirty (30) nor more than sixty (60) days after the giving of such notice. If such notice of termination is so given, the Lease and all interest of Tenant in the Premises shall terminate on the date specified in such notice, and the Basic Monthly Rental, reduced (subject to the condition set forth in Paragraph 19(a) above) in proportion to the area of the Premises rendered untenantable by the damage, shall be paid up to the date of such termination, Landlord hereby agreeing to refund to Tenant any Rental theretofore paid for any period of time subsequent to the termination date.

          (c) If the Building is damaged by fire or other casualty to the extent that (i) the repair cost would exceed twenty percent (20%) or more of its replacement value, (ii) if more than twenty percent (20%) of the rentable area of the Building is affected by fire or other casualty and repairs to the Building cannot, in Landlord's judgment, be completed within one hundred eighty
(180) days, or (iii) if the uninsured or underinsured portion of such loss exceeds ten percent (10%) of the Replacement Cost of the Building, then in any such case, whether the Premises are damaged or not, Landlord shall have the right, at its option, to terminate this Lease by giving Tenant notice thereof within thirty (30) days of such casualty specifying the date of termination which shall not be less than thirty (30) nor more than sixty (60) days after the giving of such notice.

          (d) If the Premises are damaged by fire or other casualty not resulting in whole or in part from the negligence or willful misconduct of Tenant or its employees, agents, contractors or subtenants and the repair to the Premises cannot, in Landlord's judgment, be completed within one hundred eighty
(180) days, assuming the availability of labor and materials; Tenant at its option may terminate this Lease. Tenant's notice to Landlord of its election to terminate the Lease under (i) or (ii) above must be delivered to Landlord within thirty (30) days after the occurrence of such damage, and the termination shall be as of a date specified in such notice which shall be no less than thirty (30) nor more than sixty (60) days after the giving of such notice. In the event of a termination of the Lease by Tenant under this Paragraph 19(d), the Basic Monthly Rental shall be reduced in the same manner as provided under Paragraph 19(b) above. If Tenant shall notify Landlord as to Tenant's election to terminate this Lease, Landlord shall have the right by giving Tenant notice within twenty (20) days of Tenant's election, to relocate Tenant in substantially similar office space in the Building or in another office building in the general vicinity of the Building within thirty (30) days of the date of Tenant's notice to Landlord and the Lease will then not be deemed to have been terminated. If Landlord so elects to relocate Tenant, Landlord shall bear the cost of moving Tenant to such other office space, and Tenant shall continue to pay Basic Monthly Rental and other Rental to Landlord as provided herein and Landlord shall bear the cost of any rental in excess thereof for such other office space. Tenant's occupancy of such other office space shall not exceed one (1) year from the commencement of such occupancy. In the event Landlord cannot complete repairs to the Premises within one (1) year from the date of Tenant's commencement of occupancy in such other office space, Landlord shall notify Tenant in writing not later than sixty (60) days prior to the expiration of such one-year period and upon expiration of such one-year period, this Lease shall terminate. In the event Landlord can complete such repairs within such one-year period, Landlord shall so notify Tenant in writing and shall move Tenant back into the Premises as soon as practicable after such repairs have been completed. The cost of moving Tenant back into the Premises shall be borne by Landlord.

          (e) Notwithstanding any of the provisions of this Lease, Landlord shall in no event be required to repair any injury or damage by fire or other cause whatsoever to, or to make any repairs or replacements of, any panelings, decorations, partitions, railings, ceilings, floor coverings, trade or office fixtures or any other property of, or improvements (including Tenant's Extra Improvements and any Alterations) installed on the Premises by or at the election of Tenant. Tenant hereby agrees to promptly repair any damage to Tenant's Extra Improvements and any Alterations at its sole cost and expense in the event that Landlord is required to, or elects to, repair the remainder of the Premises pursuant to Paragraphs 19(a) and 19(b) above.

          (f) Tenant hereby waives the provisions of subsection 2 of Section 1932, subsection 4 of Section 1933, and Sections 1941 and 1942 of the California Civil Code.

     20.  EMINENT DOMAIN.

          (a) If all or part of the Premises shall be taken by any public or quasi-public authority under the power of eminent domain or conveyance in lieu thereof, this Lease shall terminate as to any portion of the Premises so taken or conveyed on the date when title or the right to possession vests in the condemnor.

          (b) If (i) a part of the Premises shall be taken by any public or quasi-public authority under the power of eminent domain or conveyance in lieu thereof; and (ii) Tenant is reasonably able to continue the operation of Tenant's business in that portion of the Premises remaining; and (iii) Landlord elects to restore the Premises to an architectural whole, then this Lease shall remain in effect as to said portion of the Premises remaining, and the Basic Monthly Rental payable from the date of the taking shall be reduced in the same proportion as the area of the Premises taken bears to the total area of the Premises. If, after a partial taking, Tenant is not reasonably able to continue the operation of its business in the Premises or Landlord elects not to restore the Premises as hereinabove described, this Lease may be terminated by either Landlord or Tenant by giving written notice to the other party within thirty
(30) days of the date of the taking. Such notice shall specify the date of termination which shall be not less than thirty (30) nor more than sixty (60) days after the date of said notice.

          (c) If a portion of the Building is taken, whether any portion of the Premises is taken or not, and Landlord determines that it is not economically feasible to continue operating the portion of the Building remaining, then Landlord shall have the option for a period of thirty (30) days after such determination to terminate this Lease. If Landlord determines that it is economically feasible to continue operating the portion of the Building remaining after such taking, then this Lease shall remain in effect, with Landlord, at Landlord's cost, restoring the Building to an architectural whole.

          (d) Landlord shall be entitled to any and all payment, income, rent, award, or any interest therein whatsoever which may be paid or made in connection with such taking or conveyance, and Tenant shall have no claim against Landlord or otherwise for the value of any unexpired term of this Lease or for the value of any improvements in or to the Premises. Tenant hereby assigns any such claim to the Landlord. Notwithstanding the foregoing, to the extent that the same shall not diminish Landlord's recovery for such taking, Tenant shall have the right to make a claim directly to the entity expressing the power of eminent domain for moving expenses and for loss or damage to Tenant's trade fixtures, equipment and movable furniture.

          (e) Tenant hereby waives sections 1265.110 through 1265.160 of the California Code of Civil Procedure.

     21.  HOLDING OVER.

          Any holding over after the expiration or other termination of the term of this Lease with the written consent of Landlord delivered to Tenant shall be construed to be a tenancy from month to month at the Basic Monthly Rental in effect on the date of such expiration or termination (subject to adjustment as provided in Paragraph 3(c) hereof) on the terms, covenants and conditions herein specified so far as applicable. Any holding over after the expiration or other termination of the term of this Lease without the written consent of Landlord shall be construed to be a tenancy at sufferance on all the terms set forth herein, except that the Basic Monthly Rental shall be an amount equal to one hundred fifty percent (150%) of the Basic Monthly Rental payable by Tenant immediately prior to such holding over. Acceptance by Landlord of Rental after the expiration or termination of this Lease shall not constitute a consent by Landlord to any such tenancy from month to month or result in any other tenancy or any renewal of the term hereof. The provisions of this Paragraph are in addition to, and do not affect, Landlord's right to re-entry or other rights hereunder or provided by law.

     22.  OMITTED.

     23.  MISCELLANEOUS.

          (a)  Limitation of Landlord's Liability.  Any liability of Landlord
               ----------------------------------
(including without limitation Landlord's partners, shareholders, affiliates, agents, and employees) to Tenant under this Lease shall be limited to the equity interest of Landlord in the Building including Landlord's rights to rents from and insurance proceeds for the Building, and Tenant agrees to look solely to such interest for the recovery of any judgment, it being intended that Landlord and such other persons shall not be personally liable for any deficiency or judgment. Notwithstanding any other provision of this Lease, Landlord shall not be liable for any consequential damages, nor shall Landlord be liable for loss of or damage to artwork, currency, jewelry, bullion, unique or valuable documents, securities or other valuables, or for other property not in the nature of ordinary fixtures, furnishings and equipment used in general administrative and executive office activities and functions. Wherever in this Lease Tenant (a) releases Landlord from any claim or liability, (b) waives or limits any right of Tenant to assert any claim against Landlord or to seek recourse against any property of Landlord or (c) agrees to indemnify Landlord against any matters, the relevant release, waiver, limitation or indemnity shall run in favor of and apply to Landlord, its agents, the constituent shareholders, partners or other owners of Landlord or its agents, and the directors, officers, and employees of Landlord and its agents and each such constituent shareholder, partner or other owner.

          (b)  Sale by Landlord.  In the event of a sale or conveyance of the
               ----------------
Building by any owner of the reversion then constituting Landlord, the transferor shall thereby be released from any liability accruing thereafter upon any of the terms, covenants or conditions (express or implied) herein contained in favor of Tenant, and in such event, insofar as such transferor is concerned, Tenant agrees to look solely to the successor in interest of such transferor in and to the Building and this Lease. Tenant agrees to attorn to the successor in interest of such transferor. If Tenant provides Landlord with any security for Tenant's performance of its obligations hereunder, and Landlord transfers, or provides a credit with respect to, such security to the grantee or transferee of Landlord's interest in the Real Property, Landlord shall be released from any further responsibility or liability for such security.

          (c)  Estoppel Letter.  Tenant shall, at any time and from time to time
               ---------------
within ten (10) days following request from Landlord, execute, acknowledge and deliver to Landlord a statement in writing, (i) certifying that this Lease is unmodified and in full force and effect (or, if modified, stating the nature of such modification and certifying that this Lease as so modified is in full force and effect), (ii) certifying that there are not, to Tenant's knowledge, any uncured defaults on the part of the Landlord hereunder, and that Tenant has no defenses to or offsets against its obligations under this Lease, or specifying such defaults, defenses or offsets if any are claimed, (iii) certifying the date that Tenant entered into occupancy of the Premises and that Tenant is open for business in the Premises, (iv) certifying the amount of the Basic Monthly Rental and the Rental payable under Paragraph 4(b) and the date to which Rental is paid in advance, if any, and certifying that Tenant is entitled to no rent abatement or other economic concessions not specified in the Lease (v) evidencing the status of this Lease as may be required either by a lender making a loan affecting, or a purchaser of, the Premises, the Building, the Real Property or any interest therein from Landlord, (vi) certifying the amount of the Deposit, if any, (vii) certifying that all Improvements to be constructed in the Premises by Landlord are completed (or specifying any obligations of Landlord respecting Improvements), and (viii) certifying such other matters relating to this Lease and/or the Premises as may be requested by a lender making a loan to Landlord or a purchaser of the Premises, the Building, the Real Property or any interest therein from Landlord. Any such statement may be relied upon by, and shall upon Landlord's request be addressed to, any prospective purchaser or encumbrancer of all or any portion of the Real Property or any interest therein. Tenant shall, within ten (10) days following request of Landlord, deliver such other documents including Tenant's financial statements as are reasonably requested in connection with the sale of, or loan to be secured by, the Real Property or any part thereof or interest therein. Tenant's failure to deliver said statement in the time required shall be conclusive upon Tenant that: (i) the Lease is in full force and effect, without modification except as may be represented by Landlord,
(ii) there are no uncured defaults in Landlord's performance and Tenant has no right of offset, counterclaim or deduction against Rental under the Lease and
(iii) no more than one month's Basic Monthly Rental has been paid in advance.

          (d)  Financial Statements.  On or before April 1 of each year
               --------------------
throughout the Term, Tenant shall deliver to Landlord Tenant's financial statements ("Financial Statements") for the fiscal year of Tenant ended on the previous December 31, which Financial Statements shall include a combined balance sheet of Tenant and its combined subsidiaries as at the end of such fiscal year, a combined statement of operations of Tenant and its combined subsidiaries for such fiscal year, and a certificate of Tenant's auditor (or, if audited Financial Statements are not available, then a certificate of Tenant's Chief Financial Officer) to the effect that such Financial Statements were prepared in accordance with generally accepted accounting principles consistently applied and fairly present the financial condition and operations of Tenant and its combined subsidiaries for and as at the end of such fiscal year.

          (e)  Right of Landlord To Perform.  All terms and covenants of this
               ----------------------------
Lease to be performed or observed by Tenant shall be performed or observed by Tenant at Tenant's expense and without any reduction of Rental. If Tenant fails to pay any Rental hereunder or fails to perform any other term or covenant hereunder on its part to be performed, and such failure shall continue beyond any applicable cure period provided herein, (or such shorter period as may be reasonable under emergency circumstances) after written notice thereof by Landlord, Landlord, without waiving or releasing Tenant from any obligation of Tenant hereunder, may make any such payment or perform any such other term or covenant on Tenant's part to be performed but shall not be obligated to do so. All sums so paid by Landlord and all necessary costs of such performance by Landlord, together with interest thereon at the Interest Rate from the date of such payment or performance by Landlord, shall be paid (and Tenant covenants to make such payment) to Landlord on demand by Landlord, and Landlord shall have (in addition to any other right or remedy of Landlord) the same rights and remedies in the event of nonpayment thereof by Tenant as in the case of failure by Tenant in the payment of Rental hereunder.

          (f)  Rules and Regulations.  Tenant agrees to faithfully observe and
               ---------------------
to comply with the Building Rules and Regulations attached hereto as Exhibit B and incorporated herein by this reference, and all non-discriminatory modifications of and additions thereto from time to time put into effect by Landlord which are applicable to all tenants of the Building and of which Tenant shall have notice, and which do not impose unreasonable additional costs upon Tenant. Landlord shall not be responsible to Tenant for the non-performance by any other tenant or occupant of the Building of any of said Building Rules and Regulations. In the event any of the Building Rules and Regulations conflict with any express provision of this Lease, the provisions of this Lease shall govern.

          (g)  Attorneys' Fees.  In case any suit or other proceeding shall be
               ---------------
brought for an unlawful detainer of the Premises or for the recovery of any Rental due under the provisions of this Lease or because of the failure of performance or observance of any other term or covenant herein contained on the part of Landlord or Tenant, the unsuccessful party in such suit or proceeding shall pay to the prevailing party therein reasonable attorneys' fees and costs which shall include fees and costs of any appeal, all as fixed by the Court. If Landlord or Tenant should be named as a defendant in any suit brought against the other in connection with Tenant's occupancy of the Premises under this Lease, the party defendant primarily responsible for the bringing of such suit shall pay to the other party its costs and expenses incurred in such suit and reasonable attorneys' fees.

          (h)  Waiver of Jury Trial.  If any action or proceeding between
               --------------------
Landlord and Tenant to enforce the provisions of this Lease (including an action or proceeding between Landlord and the trustee or debtor in possession while Tenant is a debtor in a proceeding under any bankruptcy law) proceeds to trial, Landlord and Tenant hereby waive their respective rights to a jury in such trial.

          (i)  Waiver.  The failure of either party to object to or to assert
               ------
any remedy by reason of the other's failure to perform or observe any covenant or term hereof or its failure to assert any rights by reason of the happening or non-happening of any condition hereof shall not be deemed a waiver of its right to assert and enforce any remedy it may have by reason of such failure on the part of such party or the happening or non-happening of such condition or a waiver of its rights to enforce any of its rights by reason of any subsequent failure of such party to perform or observe the same or any other term or covenant or by reason of the subsequent happening or non-happening of the same or any other condition. No custom or practice which may develop between the parties hereto during the term hereof shall be deemed a waiver of; or in any way affect, the right of either party to insist upon performance and observance by the other party in strict accordance with the terms hereof. The acceptance of Rental hereunder by Landlord shall not be deemed to be a waiver of any preceding failure of Tenant to perform or observe any term or covenant of this Lease, other than the failure of Tenant to pay the particular Rental so accepted, irrespective of any knowledge on the part of Landlord of such preceding failure at the time of acceptance of such Rental.

          (j)  Light, Air and View.  Tenant agrees that no diminution or
               -------------------
shutting off of light, air or view by any structure which may be erected (whether or not by Landlord) on property adjacent to the Building shall in any way affect this Lease, entitle Tenant to any reduction of Rental hereunder or result in any liability of Landlord to Tenant.

          (k)  Notices.  All notices, demands, requests, advices or designations
               -------
("Notices") which may be or are required to be given by either party to the other hereunder shall be in writing. All Notices by Landlord to Tenant shall be sufficiently given, made or delivered if personally served on Tenant by leaving the same at Tenant's address for notices, or if sent by United States certified or registered mail, postage prepaid, addressed to Tenant at Tenant's address for notices as set forth in the Summary of Lease Terms. All Notices by Tenant to Landlord shall be sufficiently given, made or delivered if personally served on Landlord, or sent by United States certified or registered mail, postage prepaid, addressed to Landlord at Landlord's address for notices specified in Paragraph B of the Summary of Lease Terms. Each Notice shall be deemed received on the date of the personal service or three (3) days after the mailing thereof, in the manner herein provided, as the case may be. Either party may change its address for purposes of receiving notices by notifying the other party of such change in writing, in accordance with the provisions of this Paragraph 23(k).

          (l)  Name.  Tenant agrees that it shall not, without first obtaining
               ----
the written consent of Landlord (which consent may be withheld in Landlord's sole and absolute discretion): (i) use the name of the Building for any purpose other than as the address of the business conducted by Tenant in the Premises, or (ii) use for any purpose any image of, rendering of, or design based on, the exterior appearance or profile of the Building.

          (m)  Governing Law; Severability.  This Lease shall in all respects be
               ---------------------------
governed by and construed in accordance with the laws of California. Any provision of this Lease shall be invalid, unenforceable or ineffective for any reason whatsoever, all other provisions hereof shall be and remain in effect.

          (n)  Definitions and Paragraph Headings; Successors.  The words
               ----------------------------------------------
"include," "includes" and "including" shall be deemed to be followed by the phrase "without limitation." The term "Landlord" or any pronoun used in place thereof includes the plural as well as the singular and the successors and assigns of Landlord. The term "Tenant" or any pronoun used in place thereof includes the plural as well as the singular and individuals, firms, associations, partnerships and corporations, and their and each of their respective heirs, executors, administrators, successors and permitted assigns, according to the context hereof. The provisions of this Lease shall inure to the benefit of and bind Landlord and Tenant and their respective heirs, executors, administrators, successors and permitted assigns. The term "person" includes the plural as well as the singular and individuals, firms, associations, partnerships and corporations. Words used in any gender include other genders. If there be more than one Tenant the obligations of Tenant hereunder are joint and several. The paragraph headings of this Lease are for convenience of reference only and shall have no effect upon the construction or interpretation of any provision hereof.

          (o)  Time.  Time is of the essence of this Lease with respect to the
               ----
payment of Rental and the performance of all obligations.

          (p)  Examination of Lease. Submission of this instrument for
               --------------------
examination or signature by Tenant does not constitute a reservation of or option for a lease, and this instrument is not effective as a lease or otherwise until its execution and delivery by both Landlord and Tenant.

          (q)  Brokerage. Except for the Broker listed in Paragraph J of the
               ---------
Summary of Lease Terms, Tenant agrees to protect, defend, indemnify and hold Landlord harmless from any and all claims, loss, cost, damage and/or expense (including, without limitation, attorneys' fees and court costs) by any real estate broker or salesperson or other entity or party for a commission or finder's fee as a result of Tenant's entering into this Lease.

          (r)  Directory Board . Landlord agrees to list Tenant's name on the
               ---------------
directory board in the lobby of the Building, and on the Building standard signage in the elevator lobby, at Landlord's cost and expense; provided, however, any change to the initial listing or any additional listings shall be at Tenant's cost and expense. Landlord's acceptance of any name for listing on the directory board or the standard signage shall in no event be, or be deemed to be, nor will it substitute for, Landlord's consent, as required by this Lease, to any sublease, assignment, or other occupancy of the Premises.

          (s)  Authority. If Tenant is a corporation (or other business
               ---------
organization), Tenant and each person executing this Lease on behalf of Tenant represents and warrants to Landlord that (a) Tenant is duly incorporated (or organized) and validly existing under the laws of its state of incorporation (or organization), (b) Tenant is qualified to do business in California, (c) Tenant has full right, power and authority to enter into this Lease and to perform all of Tenant's obligations hereunder, and (d) the execution, delivery and performance of this Lease has been duly authorized by Tenant and each person signing this Lease on behalf of the Tenant is duly and validly authorized to do so. Concurrently with signing this Lease, Tenant shall deliver to Landlord a true and correct copy of resolutions duly adopted by the board of directors or constituent partners or members of Tenant, certified by the secretary of Tenant to be true and correct, unmodified and in full force, which authorize and approve this Lease and authorize each person signing this Lease on behalf of Tenant to do so.

          (t)  Amendments. This Lease may not be amended or modified in any
               ----------
respect whatsoever except by an instrument in writing signed by Landlord and Tenant.

          (u)  Signage. Tenant shall have the non-exclusive right to install
               -------
exterior and lobby signage at its expense, subject to Landlord's prior approval and all applicable laws.

          (v)  Exhibits and Addenda; Entire Agreement. The Exhibits and Addenda
               --------------------------------------
referenced in the Summary of Lease Terms are a part of this Lease and are incorporated herein by this reference. In the event of any discrepancy between the Lease and any such Exhibit or Addendum, the Exhibit or Addendum shall control. This Lease is the entire and integrated agreement between Landlord and Tenant with respect to the subject matter of this Lease, the Premises and the Building. There are no oral agreements between Landlord and Tenant affecting this Lease, and this Lease supersedes and cancels any and all previous negotiations, arrangements, brochures, offers, agreements and understandings, oral or written, if any, between

Landlord and Tenant or displayed by Landlord to Tenant with respect to the subject matter of this Lease, the Premises or the Building. There are no representations between Landlord and Tenant or between any real estate broker and Tenant other than those expressly set forth in this Lease and all reliance with respect to any representations is solely upon representations expressly set forth in this Lease.

     24   OPTION TO EXTEND.

          Landlord hereby grants to Tenant one (1) option (the "Option") to extend the term of the Lease for an additional period of five (5) years (the "Option Term"), all on the following terms and conditions:

          (a) The Option must be exercised, if at all, by written notice irrevocably exercising the Option ("Option Notice") delivered by Tenant to Landlord no later than twelve (12) months prior to the Expiration Date. Further, the Option shall not be deemed to be properly exercised if, as of the date of the Option Notice or at the Expiration Date (i) an Event of Default has occurred and is continuing, (ii) Tenant has transferred this Lease or its interest therein to a transferee and pursuant to Paragraph 12(i), the Option rights do not run to such Transferee, or (iii) Tenant and/or its Affiliates is occupying less than 50% of the square footage of the Premises. Provided Tenant has properly and timely exercised the Option, the term of this Lease shall be extended for the period of the Option Term and all terms, covenants and conditions of this Lease shall remain unmodified and in full force and effect, except that the Basic Monthly Rental shall be modified as set forth in Paragraphs 24(b) below.

          (b) The Basic Monthly Rental per rentable square foot ("RSF") payable for the Option Term shall be equal to the then-current net rental rate per RSF (as further defined below, "FMRR") being agreed to in new leases by the Landlord or the owner ("Comparable Landlords") of office buildings in the South of Market District of San Francisco which are comparable in quality, location and prestige to the Building (the "Comparable Building") and tenants leasing space in the Building or the Comparable Building or the monthly rental payable by Tenant during the final month of the initial Term, whichever is greater. As used herein, `FMRR" shall mean the net rental rate per RSF for which Landlord and Comparable Landlords are entering into new leases within the time period of fifteen (15) to nine (9) months prior to the Expiration Date ("Market Determination Period"), with new tenants leasing from Landlord and/or Comparable Landlords office space in the Building and/or the Comparable Building which space is comparable to the Premises ("Comparative Transactions"). Landlord shall provide its determination of the FMRR to Tenant on the later to occur of fourteen (14) months prior to the Expiration Date or twenty (20) days after Landlord receives the Option Notice. Tenant shall have fifteen (15) days ("Tenant's Review Period") after receipt of Landlord's notice of the FMRR within which to accept such FMRR or to reasonably object thereto in writing. In the event Tenant objects to the FMRR submitted by Landlord, Landlord and Tenant shall attempt to agree upon such FMRR. If Landlord and Tenant fail to reach agreement on such FMRR within fifteen (15) days following Tenant's Review Period (the "Outside Agreement Date"), then each party shall place in a separate sealed envelope its final proposal as to FMRR and such determination shall be submitted to arbitration in accordance with Paragraph 24(c) below.

          (c)  (1) Landlord and Tenant shall meet with each other within five
(5) business days of the Outside Agreement Date and exchange the sealed envelopes and then open such envelopes in each other's presence. If Landlord and Tenant do not mutually agree upon the FMRR within one (1) business day of the exchange and opening of envelopes, then, within ten (10) business days of the exchange and opening of envelopes, Landlord and Tenant shall agree upon and jointly appoint one arbitrator who shall be by profession be a real estate appraiser or broker who shall have been active over the five (5) year period ending on the date of such appointment in the leasing of comparable commercial properties in the vicinity of the Building. Neither Landlord nor Tenant shall consult with such broker or appraiser as to his or her opinion as to FMRR prior to the appointment. The determination of the arbitrator shall be limited solely to the issue of whether Landlord's or Tenant's submitted FMRR for the Premises is the closer to the actual net rental rate per RSF for new leases within the Market Determination Period for Comparative Transactions. Such arbitrator may hold such hearings and require such briefs as the arbitrator, in his or her sole discretion, determines is necessary. In addition, Landlord or Tenant may submit to the arbitrator with a copy to the other party within five (5) business days after the appointment of the arbitrator any data and additional information that such party deems relevant to the determination by the arbitrator ("Data") and the other party may submit a reply in writing within five (5) business days after receipt of such Data.

          (2) The arbitrator shall, within thirty (30) days of his or her appointment, reach a decision as to whether the parties shall use Landlord's or Tenant's submitted FMRR, and shall notify Landlord and Tenant of such determination.

          (3) The decision of the arbitrator shall be binding upon Landlord and Tenant.

          (4) If Landlord and Tenant fail to agree upon and appoint such arbitrator, then the appointment of the arbitrator shall be made by the Presiding Judge of the Superior Court for the City and County of San Francisco, or, if he or she refuses to act, by any judge having jurisdiction over the parties.

          (5) The cost of arbitration shall be paid by Landlord and Tenant equally.

     25.  RIGHT OF FIRST OFFER.

          (a) Subject to the conditions set forth in this Paragraph 25, Tenant shall have a right of first offer to lease all or any portion of the south one-half of the third floor of the Building, (the "First Offer Space"), in the event the First Offer Space becomes available for lease to third parties during the first twenty-four (24) months of the Term. Prior to leasing the First Offer Space to a third party, Landlord will give notice to Tenant (an "Offering Notice") specifying Landlord's good faith estimate of (i) the Basic Monthly Rent which Landlord proposes to charge for the First Offer Space, (ii) the approximate date upon which the First Offer Space is anticipated to be available for delivery (which shall be not less than two (2) months after the date of the Offering Notice), and (iii) any other material conditions or provisions relating to the leasing of the First Offer Space which vary from the provisions of this Lease including market concessions and allowances. If Tenant wishes to lease the First Offer Space on the terms specified by Landlord in the Offering Notice, Tenant shall so notify Landlord within five (5) days after receipt thereof, which notice shall be unconditional and irrevocable. Tenant may exercise its right of first offer only with respect to all of the First Offer Space identified in the Offering Notice. Tenant acknowledges that the First Offer Space shall not be "available for lease" for purposes hereof so long as Landlord is negotiating with the existing tenant of the First Offer Space.

          (b) If Tenant timely exercises its right to lease the First Offer Space, and provided Landlord determines in its sole discretion that Tenant's financial condition is satisfactory to it and the Holder of any Superior Interest, then except as specified in this Paragraph or in the Offering Notice (which shall govern to the extent of any conflict with this Lease), the First Offer Space shall become a portion of the Premises on all of the terms and conditions of this Lease for the remainder of the Term (including any Renewal
Term), provided that (i) Basic Monthly Rent for the First Offer Space shall be determined as specified above, (ii) Tenant's Proportionate Share of Operating Expenses and Real Property Taxes shall be adjusted to reflect the addition of the First Offer Space, and (iii) the First Offer Space shall be delivered in its then existing "as is" condition, without obligation on the part of Landlord to make any repairs or construct any improvements to the First Offer Space in connection with Tenant's contemplated use, or to demolish existing improvements therein, and Tenant shall be responsible for the construction and installation in accordance with the provisions of Article 6 hereof of any tenant improvements it desires to install within the First Offer Space, at Tenant's sole cost and expense. Tenant shall commence paying Basic Monthly Rent and all additional Rental with respect to the First Offer Space on the date of delivery of the First Offer Space to Tenant. Landlord shall promptly prepare and Landlord and Tenant shall promptly execute an amendment to this Lease reflecting the addition of the First Offer Space. Tenant's right of first offer under this Paragraph 26 shall be a one-time right as to the First Offer Space. If Tenant fails to timely notify Landlord that it wishes to lease the First Offer Space, or if Tenant fails to execute and deliver said lease amendment to Landlord within five (5) days following receipt thereof by Tenant, Landlord may thereafter lease the First Offer Space to any person on terms and conditions it may deem appropriate, including terms and conditions up to ten percent (10%) more favorable than the terms and conditions set forth in the Offering Notice, and Tenant shall have no further rights with respect to the First Offer Space, either at such time or at any future time, unless the terms become more than ten percent (10%) more favorable in which case Landlord must again offer the space to Tenant.

          (c) If Tenant timely exercises its right to lease the First Offer Space, and Landlord fails to deliver possession of all or any portion of the First Offer Space to Tenant on or before the scheduled date for delivery of possession for any reason, this Lease shall not be void or voidable and except as herein provided Landlord shall not be deemed in default or otherwise liable to Tenant for any claims, damages, or liabilities in connection therewith or by reason thereof, but Tenant shall have no obligation to pay Basic Monthly Rent or Tenant's Share of Operating Expenses or Real Estate Taxes with respect to the First Offer Space until possession of the First Offer Space has been delivered to Tenant. Notwithstanding anything to the contrary set forth herein if Tenant is in default under this Lease beyond applicable notice and cure periods at the time an Offering Notice would otherwise be required to be sent under this Paragraph 25, Landlord shall have, in addition to any other remedies, the right to terminate Tenant's exercise of an option under this Paragraph 25, and in such event for the duration of such Event of Default until same is cured, Landlord shall not be required to deliver the Offering Notice or to deliver possession of the First Offer Space to Tenant. If not earlier terminated, the rights of Tenant pursuant to this Paragraph 25 shall automatically terminate upon the Expiration Date.

     26.  PARKING.

          (a) Upon payment of the parking rental being charged therefor from time to time, which for the first twelve (12) months of the Term shall not exceed $200.00 per month per stall, Tenant shall have the right to the nonexclusive use of the number of parking spaces in the Building Parking Lot ("Parking Lot") which represents its pro rata share (based upon the rentable area of the Premises) of the rentable area of the Building, but not less than one parking space per 1,000 rentable square feet in the Premises. In the event additional parking spaces become available during the term of this Lease, Landlord will offer such spaces to Tenant on the same terms and conditions. The use of such spaces shall be for the parking of motor vehicles used by Tenant, its officers, employees and customers only, and shall be subject to all reasonable, uniform and non-discriminatory applicable laws and the rules and regulations adopted by Landlord from time to time for the use of the Parking Lot. The parking rental payable by Tenant hereunder shall include all taxes imposed on the use of the parking spaces by any governmental or quasi-governmental authority, and such rental may be increased by Landlord at any time and from time to time; provided, however, the monthly parking rental rates charged to Tenant from time to time shall not exceed the prevailing monthly rates being charged generally to comparable users of such parking facilities; further provided, annual increases shall not exceed five percent (5%) per year. Parking rentals shall be due and payable in advance, as additional rent, on the first day of each month during which parking spaces are leased hereunder. Tenant may decrease the number of parking spaces leased from time to time upon sixty
(60) days prior written notice to Landlord or Landlord's designated parking operator, provided that any such decrease shall constitute an irrevocable relinquishment of Tenant's rights to such parking spaces. Parking Spaces may not be assigned or transferred separate and apart from this Lease, and upon the expiration or earlier termination of this Lease, Tenant's rights with respect to all leased parking spaces shall immediately terminate. Tenant and its agents, employees, contractors, invitees or licensees shall not unreasonably interfere with the rights of Landlord or others entitled to similar use of the Parking Lot. Access to the Parking Lot will generally be available on a 24-hour per day basis.

          (b) The Parking Lot shall be subject to the reasonable control and management of Landlord, who may, from time to time, establish, modify and enforce reasonable, uniform and non-discriminatory rules and regulations with respect thereto. Landlord reserves the right to change, reconfigure, or rearrange the parking areas, to reconstruct or repair any portion thereof, and to restrict the use of any parking areas and do such other acts in and to such areas as Landlord deems necessary or desirable without such actions being deemed an eviction of Tenant or a disturbance of Tenant's use of the Premises and without Landlord being deemed in default hereunder; provided that Landlord shall use commercially reasonable efforts to minimize (to the extent consistent with Applicable Laws) the extent and duration of any resulting interference with Tenant's parking rights and in no event shall Tenant pay any rent for such parking stalls while its use of same is materially affected. Landlord may, in its sole discretion, convert the parking facilities to a reserved and/or controlled parking facility, or operate the parking facility (or a portion thereof) as a tandem, attendant assisted and/or valet parking facility.

          (c) If parking spaces are not assigned pursuant to the terms of this Lease, Landlord reserves the right at any time to assign parking spaces in a reasonable manner, and Tenant shall thereafter be responsible to insure that its employees park in the designated areas. Tenant shall, if requested by Landlord, comply with all reasonable parking practices and otherwise furnish Landlord with such information as Landlord reasonably requests. Landlord shall not be liable for any damage of any nature to, or any theft of, vehicles, or contents thereof, in or about the Parking Lot. At Landlord's request, Tenant shall cause its employees and agents using Tenant's parking spaces to execute an agreement confirming the foregoing.

     27.  QUIET ENJOYMENT.

          Landlord represents that ii has fee simple title to the Property and has full power and authority to make this Lease. Landlord hereby leases the Premises to Tenant and Tenant hereby accepts the same from Landlord, in accordance with the provisions of this Lease. Subject to the terms hereof, Landlord covenants that Tenant shall have peaceful and quiet enjoyment of the Premises during the Term of this Lease.

     IN WITNESS WHEREOF, Landlord and Tenant have executed and delivered this Lease as of the day and year first above written.

                              LANDLORD:
                              --------

                              SKS BRANNAN ASSOCIATES, LLC, a Delaware limited liability company

                              By  SKS Investments LLC, a Delaware limited
                                  liability company, Member

                                  By:  /s/ Paul Stein
                                       -----------------------------------
                                       Paul Stein
                                       -------------------, Member

                              TENANT:
                              ------

                              NETCENTIVES INC., a California corporation

                              By: /s/ John F. Longinotti
                                  ----------------------------------------

                                  Name:  J F Longinotti
                                         ---------------------------------

                                  Title: SVP, CFO
                                         ---------------------------------

                              By: ________________________________________

                                  Name:___________________________________

                                  Title:__________________________________

                                   EXHIBIT B

                        BUILDING RULES AND REGULATIONS

     1. Sidewalks, halls, passages, exits, entrances, elevators, escalators and stairways shall not be obstructed by tenants or used by them for any purpose other than for ingress to and egress from their respective premises. The halls, passages, exits, entrances, elevators, escalators and stairways are not for the use of the general public and Landlord shall in all cases retain the right to control and prevent access thereto by all persons whose presence, in the judgment of Landlord, would be prejudicial to the safety, character, reputation and interests of the Building and its tenants.

     2. No sign, placard, picture, name, advertisement or notice, visible from the exterior of leased premises shall be inscribed, painted, affixed or otherwise displayed by any tenant either on its premises or any part of the Building without the prior written consent of Landlord, and Landlord shall have the right to remove any such sign, placard, picture, name, advertisement, or notice without notice to and at the expense of the tenant.

          If Landlord shall have given such consent to any tenant at any time, whether before or after the execution of the Lease, such consent shall in no way operate as a waiver or release of any of the provisions hereof or of such Lease, and shall be deemed to relate only to the particular sign, placard, picture, name, advertisement or notice so consented to by Landlord and shall not be construed as dispensing with the necessity of obtaining the specific written consent of Landlord with respect to any other such sign, placard, picture, name, advertisement or notice.

          No signs will be permitted on any entry door unless the door is glass. All glass door signs must be approved by Landlord. Signs or lettering shall be printed, painted, affixed or inscribed at the expense of the tenant by a person approved by Landlord.

     3. The bulletin board or directory of the Building will be provided exclusively for the display of the name and location of tenants only and Landlord reserves the right to exclude any other names therefrom. Landlord reserves the right to restrict the amount of directory space utilized by Tenant.

     4. No curtains, draperies, blinds, shutters, shades, screens or other coverings, hangings or decorations shall be attached to, hung or placed in, or used in connection with, any window on any premises without the prior written consent of Landlord. In any event, with the prior written consent of Landlord, all such items shall be installed inside of Landlord's standard draperies and shall in no way be visible from the exterior of the Building. No articles shall be placed or kept on the window sills so as to be visible from the exterior of the Building.

     5. Landlord reserves the right to exclude from the Building between the hours of 6 P.M. and 6 A.M. and at all hours on Saturdays, Sundays and holidays all persons who do not present a pass to the Building signed by Landlord. Landlord will furnish passes to persons for whom any tenant requests the same in writing. Each tenant shall be responsible for all persons for whom it requests passes and shall be liable to Landlord for all acts of such persons.

          Landlord shall in no case be liable for damages for any error with regard to the admission to or exclusion from the Building of any person.

          During any invasion, mob, riot, public excitement or other circumstance rendering such action advisable in Landlord's opinion, Landlord reserves the right to prevent access to the Building by closing the doors, or otherwise, for the safety of tenants and protection of the Building and property in the Building.

     6. No tenant shall employ any person or persons other than the janitor of Landlord for the purpose of cleaning the premises unless otherwise agreed to by Landlord in writing. Except with the written consent of Landlord, no person or persons other than those approved by Landlord shall be permitted to enter the Building for the purpose of cleaning the same. No tenant shall cause any unnecessary labor by reason of such tenant's carelessness or indifference in the preservation of good order and cleanliness. Landlord shall in no way be responsible to any tenant for any loss of property on the premises, however occurring, or for any damage done to the property of any tenant by the janitor or any other employee or any other person. Janitorial service shall include ordinary dusting and cleaning by the janitor assigned to such work and shall not include beating or cleaning of carpets or rugs or moving of furniture or other special services. Janitorial service will not be furnished on nights when rooms are occupied after 9:30 p.m. Window cleaning shall be done only by Landlord, and at such intervals and such hours as Landlord shall deem appropriate.

     7. No tenant shall obtain for use upon its premises ice, drinking water, food, beverage, towel or other similar services, or accept barbering or bootblacking services in its premises, except from persons authorized by Landlord, and at hours and under regulations fixed by Landlord.

     8. Each tenant shall see that the doors of its premises are closed and securely locked and must observe strict care and caution that all water faucets or water apparatus are entirely shut off before the tenant or its employees leave such premises, and that all utilities shall likewise be carefully shut off, so as to prevent waste or damage, and for any default or carelessness the Tenant shall make good all injuries sustained by other tenants or occupants of the Building or Landlord. On multiple-tenancy floors all tenants shall keep the door or doors to the Building corridors closed at all times except for ingress and egress.

     9    No tenant shall alter any lock or install a new or additional lock or any bolt on any door of its premises without the prior written consent of Landlord. If Landlord shall give its consent, the tenant shall in each case furnish Landlord with a key for any such lock.

     10. Landlord will furnish Tenant without charge with two (2) keys to each door lock provided in the Premises by Landlord. Landlord may make a reasonable charge for any additional keys. Tenant shall not have any such keys copied or any keys made. Each tenant, upon the termination of the tenancy, shall deliver to Landlord all the keys of or to the Building, offices, rooms and toilet rooms which shall have been furnished to the Tenant or which the Tenant shall have had made. In the event of the loss of any keys so furnished by Landlord, Tenant shall pay Landlord therefor.

     11. The toilet rooms, toilets, urinals, wash bowls and other apparatus shall not be used for any purpose other than that for which they were constructed and no foreign substance of any kind whatsoever shall be thrown therein, and the expense of any breakage, stoppage or damage resulting from the violation of this rule shall be borne by the tenant who, or whose employees or invitees, shall have caused it.

     12. No tenant shall use or keep in its premises or the Building any kerosene, gasoline or inflammable or combustible fluid or material or use any method of heating or air conditioning other than that supplied by Landlord.

     13. No tenant shall use, keep or permit to be used or kept in its premises any foul or noxious gas or substance or permit or suffer such premises to be occupied or used in a manner offensive or objectionable to Landlord or other occupants of the Building by reason of noise, odors and/or vibrations or interfere in any way with other tenants or those having business therein, nor shall any animals or birds be brought or kept in or about any premises or the Building.

     14. No cooking shall be done or permitted by any tenant on its premises, except that the preparation of coffee, tea, hot chocolate and similar items for tenants and their employees shall be permitted, nor shall such premises be used for lodging.

     15. Except with the prior written consent of Landlord, no tenant shall sell, or permit the sale, at retail of newspapers, magazines, periodicals, theater tickets or any other goods or merchandise in or on any premises, nor shall any tenant carry on, or permit or allow any employee or other person to carry on, the business of stenography, typewriting or any similar business in or from any premises for the service or accommodation of occupants of any other portion of the Building, nor shall the premises of any tenant be used for the storage of merchandise or for manufacturing of any kind, or the business of a public barber shop, beauty parlor, or any business or activity other than that specifically provided for in such tenant's lease.

     16. Landlord will direct electricians as to where and how telephone, telegraph and electrical wires are to be introduced or installed. No boring or cutting for wires will be allowed without the prior written consent of Landlord. The location of telephones, call boxes and other office equipment affixed to all premises shall be subject to the written approval of Landlord. All electrical appliances must be grounded and must meet UL Label Standards.

     17. No tenant shall install any radio or television antenna, loudspeaker or any other device on the exterior walls of the Building.

     18. No tenant shall lay linoleum, tile, carpet or any other floor covering so that the same shall be affixed to the floor of its premises in any manner except as approved in writing by Landlord. The expense of repairing any damage resulting from a violation of this rule or the removal of any floor covering shall be borne by the tenant by whom, or by whose contractors, employees or invitees, the damage shall have been caused.

     19. No furniture, freight, equipment, packages or merchandise will be received in the Building or carried up or down the elevators, except between such hours, through such entrances and in such elevators as shall be designated by Landlord. Landlord reserves the right to require that moves be scheduled and carried out during nonbusiness hours of the Building. Landlord shall have the right to prescribe the weight, size and position of all safes and other heavy equipment brought into the Building. Safes or other heavy objects shall, if considered necessary by Landlord, stand on wood strips of such thickness as is necessary to properly distribute the weight thereof. Landlord will not be responsible for loss of or damage to any such safe or property from any cause, and all damage done to the Building by moving or maintaining any such safe or other property shall be repaired at the expense of the Tenant.

     20. No tenant shall overload the floor of its premises or mark, or drive nails, screw or drill into, the partitions, woodwork or plaster or in any way deface such premises or any part thereof.

     21. There shall not be used in any space, or in the public areas of the Building, either by any tenant or others, any hand trucks except those equipped with rubber tires and side guards. No other vehicles of any kind shall be brought by any tenant into or kept in or about any premises in the Building.

     22. Each tenant shall store all its trash and garbage within the interior of its premises. No material shall be placed in the trash boxes or receptacles if such material is of such nature that it may not be disposed of in the ordinary and customary manner of removing and disposing of trash and garbage in the City of San Francisco without violation of any law or ordinance governing such disposal. All trash, garbage and refuse disposal shall be made only through entryways and elevators provided for such purposes and at such times as Landlord shall designate.

     23. Canvassing, soliciting, distribution of handbills and other written materials and peddling in the Building are prohibited and each tenant shall cooperate to prevent the same.

     24. Landlord shall have the right, exercisable without notice and without liability to any tenant, to change the name and address of the Building.

     25. The requirements of tenants will be attended to only upon application at the office of the Building. Employees of Landlord shall not perform any work or do anything outside of their regular duties unless under special instructions from Landlord, and no employee will admit any person (tenant or otherwise) to any office without specific instructions from Landlord.

     26. Landlord may waive any one or more of these Rules and Regulations for the benefit of any particular tenant or tenants, but no such waiver by Landlord shall be construed as a waiver of such Rules and Regulations in favor of any other tenant or tenants, nor prevent Landlord from thereafter enforcing any such Rules and Regulations against any or all tenants of the Building.

     27. These Rules and Regulations may be changed from time to time, as Landlord may deem appropriate, and are in addition to, and shall not be construed to in any way modify, alter or amend, in whole or in part, the terms, covenants and conditions of the Lease.

                                   EXHIBIT C
                                   ---------

              WORK LETTER AND CONSTRUCTION AGREEMENT FOR INITIAL
              --------------------------------------------------
                          IMPROVEMENT OF THE PREMISES
                          ---------------------------

     1.   Improvements.  The Base Building Improvements described in Paragraph 2
          ------------
shall be furnished and installed within the Premises substantially in accordance with the plans and specifications for the Building without cost or expense to Tenant. Any work in addition to Base Building Improvements is referred to herein as Tenant Improvements and shall be furnished and installed within the Premises substantially in accordance with plans and specifications to be prepared by Tenant and reasonably approved by Landlord in accordance with this Work Letter and Construction Agreement for the Initial Improvement of the Premises (the "Work Letter") and shall be furnished and installed at the expense of Tenant, except for the amount of the Landlord's Contribution ("Landlord's Contribution") described in Paragraph 12. For purposes hereof; the cost of the Tenant Improvements shall include all costs associated with the design and construction of the Tenant Improvements, including, without limitation, all building permit fees, payments to design consultants for services and disbursements, all demolition and other preparatory work premiums for insurance and bonds, if any, general conditions, such inspection fees as Landlord may incur, reimbursement to Landlord for permit and other fees Landlord may incur that are fairly attributable to the Tenant Improvement work and the cost of installing any additional electrical capacity or telecommunications capacity required by Tenant.

     2.   Base Building Improvements.  Base Building Improvements shall consist
          --------------------------
of those items listed on the attached Schedule I.

     3.   Tenant's Architect Engineers and Contractors. Tenant shall select its
          --------------------------------------------
own architects, subject to the consent of Landlord. Tenant shall use Swinerton & Walberg as its general contractor ("Contractor"), Mazzetti & Associates as its mechanical engineer and F.W. Associates as its electrical engineer. In the event Tenant is unable to reach agreement with Swinerton & Walberg on a commercially reasonable fee and its agreement to obtain at least three bids for subcontract work, Tenant shall have the right to retain another general contractor subject to Landlord's good faith approval. In the event Swinerton & Walberg is not the Contractor, Landlord shall be entitled to receive a fee for the supervision of contractor in an amount to three percent (3%) of the cost of constructing the Tenant Improvement in the Premises, and the Commencement Date shall not be extended beyond the date provided in the Lease even though Tenant's occupancy date may be delayed. The cost of preparing all plans and specifications for the Tenant Improvements (including without limitation the Conceptual Plans referred to in Paragraph 4 of this Work Letter and the Working Drawings referred to in Paragraph 5 of this Work Letter), and the cost of preparing any changes thereto shall be paid by Tenant, although Tenant may apply the Landlord's Contribution to the payment of such costs not to exceed $3.50 times the Rentable Area of the Premises, in accordance with the provisions of Paragraph 12 of this Work Letter.

     4.   Submittal of Conceptual Plans. Tenant shall submit to Landlord
          -----------------------------
conceptual plans for the Tenant Improvements (the "Conceptual Plans"), including architectural, electrical and reflected ceiling drawings by July 15, 1999. Such Conceptual Plans shall be for the general information of Landlord, and to assist in the coordination of the design and construction of the Tenant Improvements, but receipt of such Conceptual Plans by Landlord shall not constitute an approval by Landlord of the design or specifications shown thereon. Landlord shall within seven (7) business days following receipt by Landlord of such plans from Tenant, review, comment on and return the Conceptual Plans to Tenant, marked "Approved," "Approved as Noted" or "Disapproved as Noted, Revise and Resubmit." If the Conceptual Plans are returned to Tenant marked "Approved," the Conceptual Plans shall be deemed approved by Landlord and the procedure set forth in Paragraph 5 below shall be followed. If the Conceptual Plans are returned to Tenant marked "Approved as Noted," the Conceptual Plans so submitted shall be deemed approved by Landlord and the procedure set forth in Paragraph 5 below shall be followed; provided however, in preparing the Working Drawings, Tenant shall cause Tenant's Architect to incorporate Landlord's noted items into the Working Drawings. If the Conceptual Plans are returned to Tenant marked "Disapproved as Noted, Revise and Resubmit," Tenant shall cause such plans to be revised, taking into account the reasons for Landlord's disapproval, and shall resubmit revised plans to Landlord for review within five (5) days after return of the Conceptual Plans to Tenant by Landlord. The same procedure shall be repeated until Landlord fully approves the Conceptual Plans.

     5.   Submittal of Working Drawings.  By September 30, 1999, Tenant shall
          -----------------------------
deliver to Landlord one (I) set of reproducible sepia and three (3) sets of bluelined prints of working drawings and specifications, which drawings and specifications shall include the architectural, mechanical, electrical and plumbing components of the design (hereinafter referred to collectively as the "Working Drawings") for the Tenant Improvements prepared at Tenant's sole cost and expense (although Tenant may apply the Landlord's Contribution to the payment of such cost in accordance with the provisions of Paragraph 12 of this Work Letter) by an architect ("Tenant's Architect") licensed in the State of California and approved in writing by Landlord. If the draft of the Working Drawings was prepared on a computer-assisted design ("CAD") system, Tenant shall also deliver to Landlord a diskette containing the Working Drawings in the AutoCAD format. Within five (5) business days of the receipt by Landlord of a draft of Working Drawings from Tenant, Landlord shall return to Tenant one (1) sepia set of the Working Drawings marked "Approved," "Approved as Noted" or "Disapproved as Noted, Revise and Resubmit." If the Working Drawings are returned to Tenant marked "Approved," the Working Drawings, as so submitted, shall be deemed approved by Landlord. If the Working Drawings are returned to Tenant marked "Approved as Noted," the draft of the Working Drawings shall be deemed approved by Landlord; provided however, in preparing the final approved Working Drawings, Tenant shall cause Tenant's Architect to incorporate Landlord's noted items into the Working Drawings. If the Working Drawings are returned to Tenant marked "Disapproved as Noted, Revise and Resubmit," within ten (10) business days Tenant shall cause such Working Drawings to be revised, taking into account the reasons for Landlord's disapproval and shall resubmit revised plans to Landlord for review. The same procedure shall be repeated until Landlord fully approves the Working Drawings. The Working Drawings shall be consistent with, and a logical extension of, the Conceptual Plans approved by Landlord in accordance with Paragraph 4 of this Work Letter. Tenant shall be solely responsible for: (i) the completeness of the Working Drawings; (ii) the conformity of the Working Drawings with the existing conditions in the Building and the Premises; (iii) the compatibility of the Working Drawings with the shell or the core or the mechanical, plumbing, life safety or electrical systems of the Building; and (iv) the compliance of the Working Drawings with all applicable regulations, laws, ordinances, codes and rules, including, without limitation, the Americans With Disabilities Act. When the Working Drawings are approved by Landlord and Tenant, they shall be acknowledged as such by Landlord and Tenant signing each sheet of the Working Drawings. If the Working Drawings were prepared on a computer-assisted design ("CAD") system, Tenant shall also deliver to Landlord a diskette containing the approved Working Drawings in the AutoCAD format. Tenant shall cause the Conceptual Plans and Working Drawings to be prepared, submitted to Landlord and, where required, revised so as to obtain the approval of the Working Drawings by Landlord within the time frames required by Paragraphs 4 and 5 hereof ("Tenant's Plan Delivery Date").

     6.   Landlord's Review Responsibilities.  Tenant acknowledges and agrees
          ----------------------------------
that Landlord's review and approval, if granted, of all Conceptual Plans and Working Drawings by Landlord is solely for the benefit of Landlord and to protect the interests of Landlord in the Building and the Premises, and Landlord shall not be the guarantor of; nor in any way or to any extent responsible for:
(i) the correctness or accuracy of any Conceptual Plans or Working Drawings;
(ii) the compliance of the Conceptual Plans or Working Drawings with applicable regulations, laws, ordinances, codes and rules; (iii) the conformance or compatibility of the Conceptual Plans or Working Drawings with existing conditions in the Building or Premises or with the shell or the core or the mechanical, plumbing, life safety or electrical systems of the Building; or (iv) the suitability for Tenant's needs and business of the design and function of all Tenant Improvements. Tenant shall require and be solely responsible for insuring that its architects, engineers and contractors verify all existing conditions in the Building, insofar as they are relevant to, or may affect, the design and construction of the Tenant Improvements, and Landlord shall have no liability to Tenant for any inaccuracy or incorrectness in any of the information supplied by Landlord with regard to existing conditions. Tenant shall be solely responsible for, and Landlord specifically reserves the right to require Tenant to make at any time and from time to time during the construction of the Tenant Improvements, any changes to the Conceptual Plans and the Working Drawings necessary to obtain any permit or to comply with all applicable regulations, laws, ordinances, codes and rules or to achieve the compatibility, as reasonably determined by Landlord, of the Conceptual Plans and Working Drawings with the shell and the core and the mechanical, plumbing, life safety and electrical systems of the Building and any third-party warranties.

     7.   Pricing The Work; Landlord's supervision Fee. Upon completion of the
          --------------------------------------------
Working Drawings for the Tenant Improvements, Contractor shall solicit bids from at least three subcontractors for all major trades for the Tenant Improvements. Upon Tenant agreeing on a price, Tenant shall deliver a copy of the construction contract (or other documentation verifying the final bid and work to be performed) to Landlord, such delivery to occur no later than fifteen (15) days after Landlord's approval of the Working Drawings. Landlord shall not charge a fee for the supervision of Contractor .

     8.   Administration of Work.
          ----------------------

          (a) After acceptance of bids, Contractor shall administer the construction of Tenant Improvements in accordance with the Working Drawings. If Tenant requests the installation of any Tenant Improvements that do not conform to the approved Working Drawings or conflict with elements of the approved Working Drawings after such administration begins, such request shall be deemed a change and shall be subject to the provisions of Paragraph 13 below. Tenant Improvements shall comply with all applicable regulations, laws, ordinances, codes and rules, such compliance being the obligation of Tenant.

          (b) Contractor and its subcontractors and materialmen shall maintain commercial general liability insurance in an amount of not less than Three Million Dollars ($3,000,000) for Contractor and Two Million Dollars ($2,000.00) for subcontractors on a combined single limit basis and all worker's compensation insurance required by law.

          (c) Landlord shall provide access and entry to the Premises to Tenant at times consistent with Landlord's schedule for the installation of the Tenant Improvements, subject to all the terms and conditions of the Lease and this Work Letter. Upon and following any entry into the Premises by Tenant prior to the commencement of the Lease Term, Tenant shall perform all of the obligations of Tenant applicable under the Lease during the Term (except the obligation to pay Base Rent and Tenant's Proportionate Share of Basic Operation Cost), including, without limitation, obligations pertaining to insurance, indemnity, compliance with laws and hazardous materials. In addition to the indemnity obligations of Tenant under the Lease, Tenant shall indemnify, defend and protect Landlord and hold Landlord harmless from any and all claims, proceedings, loss, cost, damage, causes of action, liabilities, injury or expense arising out of or related to claims of injury to or death of persons or damage to property occurring or resulting directly or indirectly from the presence in the Premises or the Building of Tenant or its representatives in or about the Premises or Building during the construction period, such indemnity to include, but without limitation, the obligation to provide all costs of defense against any such claims. This indemnity shall survive the expiration or sooner termination of the Lease.

     9.   Obligation of Tenant To Provide As-Built Plans.  Within sixty (60)
          ----------------------------------------------
days of Substantial Completion, Tenant shall cause Tenant's Architect to provide Landlord with a complete set of plans on mylar and specifications reflecting the actual conditions of the Tenant Improvements as constructed in the Premises, together with a copy of such plans on diskette in the AutoCAD format or such other format as may then be in common use for computer assisted design purposes.

     10.  Reimbursement and Compensation.  Tenant shall reimburse Landlord for
          ------------------------------
all actual costs incurred by Landlord in connection with the design and review of the Conceptual Plans and Working Drawings, not to exceed $10,000.00. Landlord may obtain any reimbursement, payment or compensation required to be paid by Tenant hereunder by deducting the amount of such reimbursement, payment or compensation from Landlord's Contribution.

     11.  Contractor Payments.  Tenant shall be responsible for payment of the
          -------------------
difference between (a) the sum of the Landlord's Contribution (as defined in Paragraph 12) ("Landlord's Total Contribution") and (b) the total cost for the construction of the Tenant Improvements (such difference to be referred to herein as the "Tenant's Contribution"). Landlord shall make progress payments on a pro rata basis from Landlord's Contribution (in the proportion that the Landlord's Contribution bears to the total cost for the construction of the Tenant Improvements) from time to time as the Tenant Improvements are constructed, based upon statements and invoices submitted from Contractor and provided Tenant makes a proportionate payment from Tenant's Contribution. Landlord shall pay the balance of Landlord's Contribution upon receipt of properly executed mechanics lien releases in compliance with California Civil Code Section 3262(d)(4) unconditional Waiver and Release Upon Final Payment) and upon Landlord's determination that no substandard work exists which adversely affects the mechanical, electrical, plumbing, heating, ventilating and air conditioning, life-safety or other systems of the Building, the curtain wall of the Building, the structure or exterior appearance of the Building, or any other tenant's use of such other tenant's premises in the Building. Tenant shall pay the balance due on any invoice or statement to the extent Landlord's payments do not fully cover such amount. Landlord shall be entitled to suspend or terminate construction of the Tenant Improvements and to declare Tenant in default in accordance with the terms of the Lease if payment by Tenant of any amounts required to be paid by Tenant under this Paragraph 11 are not received by Contractor when due. Suspended payments shall be restored upon payment to Contractor of all amounts due it, provided all such amounts are paid, or any disputes between Tenant and Contractor are otherwise resolved, within sixty (60) days.

     12.  Landlord's Contribution.  Landlord shall provide a total of $1,739,200
          -----------------------
(which is based on a Landlord Contribution of $25.00 per rentable square foot) ("Landlord's Contribution"), as provided in this Paragraph 12 toward the payment for the design and construction of the Tenant Improvements in the Premises. Landlord shall in accordance with this Work Letter apply Landlord's Contribution to the cost of constructing the Tenant Improvements. Any balance of Landlord's Contribution remaining after Contractor has been paid in full may be used for payment of the cost of preparing the plans and specifications for the Tenant Improvements and for the other purposes specifically provided in this Work Letter. The obligation of Landlord to make any one or more payments pursuant to the provisions of this Paragraph 12 or to proceed with the construction of the Tenant Improvements shall be suspended without further act of the parties during any such time as there exists an event of default under the Lease or my event or condition which, with the passage of time or the giving of notice or both would constitute such an event of default. Nothing in this Paragraph 12 shall affect the obligations of Tenant under the Lease with respect to any alterations, additions and improvements within the Premises, including, without limitation, any obligation to obtain the prior written consent of Landlord hereto.

     13.  Miscellaneous.
          -------------

          (a)  Tenant's Representative.  Tenant hereby designates Mara Gourvitz
               -----------------------
as its sole representative with respect to the matters set forth in this Work Letter, who shall have full authority and responsibility to act on behalf of the Tenant as required in this Work Letter, and Landlord shall be entitled to rely upon the decisions and agreements made by such representative as binding upon Tenant.

          (b)  Landlord's Representative.  Landlord hereby designates Drew
               -------------------------
Gordon as its sole representatives with respect to the matters set forth in this Work Letter, who, until further notice to Tenant, shall have full authority and responsibility to act on behalf of the Landlord as required in this Work Letter.

          (c)  Tenant's Lease Default.  Notwithstanding any provision to the
               ----------------------
contrary contained in this Lease, if an Event of Default as described in Paragraph 18 of the Lease or a default by Tenant under this Work Letter has occurred at any time on or before the Term Commencement Date, then (i) in addition to all other rights and remedies granted to Landlord pursuant to the Lease, Landlord shall have the right to withhold payment of all or any portion of the Landlord's Allowance until such Event of Default is cured, and (ii) all other obligations of Landlord under the terms of this Work Letter shall be suspended until such time as such Event of Default is cured pursuant to the terms of this Lease (in which case, Tenant shall be responsible for any delay in the substantial completion of the Premises or other damages caused by such inaction by Landlord).

          (d)  Completion of Building.  The Premises may be deemed substantially
               ----------------------
complete even though improvements in certain portions of the Building have not been fully completed (so long as such does not interfere with Tenant's efficient conduct of its business), and even though Tenant's personal property may have not been installed.

          (e)  Merger.  Except as expressly set forth in this Work Letter,
               ------
Landlord has no other agreement with Tenant and has no other obligation to do any work or pay any amounts with respect to the Premises. Any other work in the Premises which may be permitted by Landlord pursuant to the terms and conditions of the Lease shall be done at Tenant's sole cost and expense and in accordance with the terms and conditions of the Lease.

          (f)  Applicability of Work Letter.  This Work Letter shall not be
               ----------------------------
deemed applicable to any additional space added to the original Premises at any time or from time to time, whether by any options under the Lease or otherwise, or to any portion of the original Premises or any additions thereto in the event of damage or destruction of the Premises, condemnation of the Premises, or renewal or extension of the initial term of the Lease, whether by any options under the Lease or otherwise, unless expressly so provided in the Lease or any amendment or supplement thereto.

                           SCHEDULE 1 TO WORK LETTER

                           Base Building Improvements

1) All common areas including elevator lobbies and, if required, any multi-tenant corridors finished on corridor side only and in compliance with all local, state and federal code requirements including the Americans with Disabilities Act.

2) Vertical floor deflection not to exceed 3/4" over 20' under total loads, non-cumulative, on the 3rd and 4th floors. 1st and 2nd floors are existing floors and will receive 3/4" gypcrete on the 1st floor and 1-1/2" gypcrete on the 2nd floor.

3) Floors shall be designed to accommodate no less than 50 pounds per square foot (psf) live load plus 20 psf partition loads for a total of 70 psf Egress corridors up to 6 feet in width with a 100 psf live load may be located anywhere on the floor.

4) Supply air delivered to floor shall be no lower than one CFM per USF and temperature no higher than fifty-five degrees at discharge shaft, on floor.

5) Floors shall include a fire sprinkler system, including a main loop, branch mains and upright heads installed to provide full coverage for an unoccupied floor.

6)    Operational freight elevator.

7) Public area water fountains as required by code and ADA for unoccupied floors.

8)    Building electrical service rated at 277/480 volt, 3-phase, 4-wire system,
      8.0 watts psf of connected load provided to tenant zones, exclusive of HVAC. Meter sockets and main disconnects will originate in main electrical room in basement and in electrical closet on each floor with one (1) 3-inch conduit stubbed to each tenant zone.

9) A telephone terminal room will be located on each floor with one (1) 4-inch conduit stubbed to each tenant zone.

10) Two (2) 20-amperes, 277 volt circuits for emergency egress lighting and exit signs stubbed to each tenant zone. A "tenant zone" is one-quarter of a floor.

11) A main building fire alarm system complete with control panels, LED annunciator panel, manual pull stations, smoke detectors, magnetic door holders, horns and strobes provided on every floor. Fire alarm circuits provided in each tenant zones will be sized at a ratio of 5 amps of fire alarm current per 200 amps of power.

12)   Finished men's and women's restrooms on each floor of the Premises.

13)   Finished fire stairs designed to meet current governmental codes.

14)   Abatement of all asbestos in the Premises.

15)   Fireproofing on structural steel members as required by code.

16) All core walls and perimeter walls to be insulated and drywall led, taped, sanded and ready to accept tenant's finishes on the 3rd and 4th floors. 1st and 2nd floor walls are existing masonry and will not be drywalled.

17)   Main HVAC loop.

                                   EXHIBIT D

                          COMMENCEMENT DATE MEMORANDUM

     THIS MEMORANDUM is entered into as of _____________ ____ by and between SKS BRANNAN ASSOCIATES, LLC, a Delaware limited liability company ("Landlord"), and ______________________________ ("Tenant"), with respect to that certain Office Lease dated as of ___________________ 1998 (the "Lease") respecting certain premises (the "Premises") located in the building known as 475 Brannan Street, San Francisco, California.

     Pursuant to Paragraph 2(a) of the Lease, Landlord and Tenant hereby confirm and agree that the Commencement Date (as defined in the Lease) is ___________________ 199__ and that the Expiration Date (as defined in the Lease) is __________________, 20__.

     This Memorandum supplements, and shall be a part of the Lease.

     IN WITNESS WHEREOF, Landlord and Tenant have executed and delivered this Memorandum as of the day and year first above written

                                   LANDLORD:
                                   --------

                                   SKS BRANNAN ASSOCIATES, LLC, a Delaware
                                   limited liability company

                                   By  SKS Investments LLC, a Delaware limited
                                       liability corn

                                       By:______________________________________
                                          ____________, Member

                                   TENANT:
                                   ------

                                   NETCENTIVES INC., a California corporation

                                   By:__________________________________________

                                        Name:___________________________________

                                        Title:__________________________________


                                   By:__________________________________________

                                        Name:___________________________________

                                        Title:__________________________________